As filed with the Securities and Exchange Commission on November 27, 2018

Registration No. 333-227499

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO THE FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vynleads, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

7299
(Primary Standard Industrial Classification Code Number)

47-4584272
(I.R.S. Employer Identification Number)

596 Herrons Ferry Road, Suite 301
Rock Hill, SC 29730
(845) 745-0981
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Mr. Alex J. Mannine
Chief Executive Officer
Vynleads, Inc.
596 Herrons Ferry Road
Suite 301
Rock Hill, SC 29730
(845) 745-0981
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:

Charles B. Pearlman, Esq.
Brian A. Pearlman, Esq.
Pearlman Law Group LLP
200 S. Andrews Avenue
Suite 900
Fort Lauderdale, FL 33301
(954) 880-9484

From time to time after this registration statement becomes effective
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common stock, par value $0.0001 per share (2)	5,490,941	$0.225	$1,235,462	$153.81

———————

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 27, 2018

PROSPECTUS

VYNLEADS, INC.

5,490,941 shares of common stock

This prospectus relates to periodic offers and sales of up to 5,490,941 shares of our outstanding common stock by the selling stockholders. We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities. We will use our best efforts to maintain the effectiveness of the resale registration statement, of which this prospectus is a part, from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933, or “Securities Act.”

There is currently no market for our common stock. The shares of our common stock may be offered and sold by selling stockholders at a fixed price of $0.225 per share until our common stock is quoted on either the OTCQX or OTCQB tiers of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurances that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, Inc., or FINRA, to secure a quotation of our common stock on the OTC Markets, nor can there be any assurance that such an application for quotation will be approved.

Our financial statements appearing elsewhere in this prospectus have been prepared assuming we will continue as a going concern. At September 30, 2018 we had cash on hand of approximately $7.800 and we estimate our current monthly burn rate to be approximately $35,000. We expect this amount to increase in future periods once we begin incurring additional expenses associated with our obligations as a public company which are presently estimated to be $100,000 annually. Historically, we have funded our operating expenses from proceeds received from loans from related parties and the sale of debt and equity securities. We do not generate cash flow from our operations which is sufficient to pay our operating expenses which has adversely impacted our revenues during the first nine months of 2018. We will need to raise substantial additional funds to fund our advertising programs, pay our operating expenses and support the continued growth of our operations for the next 12 months. We may seek to raise these funds through the sale of equity, debt, or a combination of equity and debt, but we do not expect to fund any of these additional capital needs through loans from related parties. While we have been able to raise working capital through the sale of our securities in private transactions in the past and we continue to seek to raise additional capital on a best efforts basis, we are not a party to any agreements or understandings with any third parties to provide such additional capital and there are no assurances that we will be successful in raising any of the necessary amounts necessary to continue to fund our working capital needs.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements for future filings.

The purchase of the securities offered through this prospectus involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2018

ABOUT THIS PROSPECTUS

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus, is accurate only as of the date on the front of the document, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Available Information.”

Other pertinent information

Unless specifically set forth to the contrary, when used in this prospectus the terms “Vynleads", "we", "us", "our" and similar terms refer to Vynleads, Inc., a Delaware corporation. In addition, “third quarter 2018” refers to the three months ended September 30, 2018, “third quarter 2017” refers to the three months ended September 30, 2017, “2017” and “2016” refers to the years ended December 31, 2017 and 2016, respectively. The information which appears on our websites at www.vynleads.com, wearedwd.com, dwdprotocol.com, codexone.org and www.constitutional health.com are not part of this prospectus.

1

PROSPECTUS SUMMARY

This summary does not contain all of the information that should be considered before investing in our common stock. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our common stock discussed in this prospectus under "Risk Factors" beginning on page 5 of this prospectus.

About us

We are a provider of health and wellness information principally targeted to people who are prediabetes or who have type 2 diabetes. Type 2 diabetes is a condition characterized by high blood glucose levels caused by either a lack of insulin or the body's inability to use insulin efficiently. Type 2 diabetes develops most often in middle-aged and older adults but can appear in children, teens, and young people. According to the American Diabetes Foundation, type 2 diabetes is the most common form of diabetes1. While many people may need to take oral medications or insulin as prescribed by their physicians to help the person meet his or her targeted blood glucose levels, according to the American Diabetes Foundation some people with type 2 diabetes can control their blood glucose with healthy eating and being active. We do not render medical advice, but provide information to our customers who are seeking to make healthy choices by providing clear, generic blueprints, education, resources, and support. Our core product is our proprietary Lifestyle Blueprint, a digital guide that provides dietary recommendations for a very low calorie eight week diet together with information focusing on what, how and how much a person eats, nutritional information and how a person’s body does and does not use food to enable our customers to continue leading a more successful lifestyle. We also offer nutritional supplements and monthly subscriptions to our proprietary newsletter which covers a wide variety of healthy living-related topics.

We generate revenue through the sale of Lifestyle Blueprints, monthly subscriptions to our proprietary newsletters and the sale of nutritional supplements. For the nine months ended September 30, 2018 and 2017 (unaudited), we reported revenues, net of refunds and chargebacks, of $1,710,417 and $2,104,253 respectively, and net (losses) of $(465,832) and $(285,140) respectively. For the years ended December 31, 2017 and 2016, we reported revenues, net of refunds and chargebacks, of $2,698,501 and $2,168,903, respectively, and net income (losses) of $(434,137) and $5,940 respectively.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”, and we are permitted to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal controls over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of:

•	the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion;

•

the date that we becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or

•	the date we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

At this time we expect to remain an emerging growth company until possibly as late as 2023. References herein to “emerging growth company” have the meaning associated with that term in the JOBS Act.

———————

See, www.diabetes.org.

Corporate information

Our executive offices are located at 596 Herrons Ferry Road, Suite 301, Rock Hill, South Carolina 29730 and our telephone number is (845) 745-0981. Our fiscal year end is December 31. Our corporate website is located at www.vynleads.com.

Summary of the Offering

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus of up to 5,490,941 shares of our outstanding common stock. These shares were issued and sold by us in the private placement described later in this section.

Currently there is no market for our common stock. The selling stockholders have not engaged any underwriter in connection with the sale of their shares of common stock. The shares of our common stock may be offered and sold by selling stockholders at a fixed price of $0.225 per share until our common stock is quoted on either the OTCQX or OTCQB tiers of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. We will not receive any proceeds from the resale of our shares by the selling stockholders. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common stock presently outstanding:	11,399,830 shares at November 26, 2018

Common stock offered by the selling stockholders:	Aggregate of 5,490,941 shares of our common stock.

Use of proceeds:	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.

Risk factors:

Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the section of this prospectus entitled “Risk Factors.”

Private placement

Between November 2017 and January 2018 we issued and sold an aggregate of 5,510,941 shares of our common stock at a purchase price of $0.225 per share to 50 purchasers in a private placement exempt from registration under the Securities Act in reliance on an exemption provided by Regulation S. We received gross proceeds of $1,239,960. Under the terms of our agreement with CRG Finance AG, a Swiss company which is a related party, we paid CRG Finance AG cash commissions of $84,000 and issued it a five year warrant to purchase 385,766 shares of our common stock at an exercise price of $0.225 per share, as compensation for the introduction of investors to us in this offering. Please see “Related Party Transactions” appearing later in this prospectus for further information on the terms of our agreement with CRG Finance AG. Additional terms of the warrant we issued it are described later in this prospectus under “Description of Securities – Warrants.” After deducting our other expenses of this offering, including posting, escrow account fees and legal fees, we used $275,872 of the net proceeds for the repayment of related party debt and $200,000 for the repurchase of certain of our outstanding shares, and are using the balance of net proceeds from this offering for working capital. See “Related Party Transactions” appearing later in this prospectus.

Under the terms of this offering, we granted the purchasers certain rights, including:

•	the right to purchase a pro rata portion of any new securities we propose to issue from time to time, subject to certain exemptions;

•

anti-dilution protection in the event we should issue additional shares of our common stock at a price per share less than the offering price in the private placement pursuant to which the purchasers will be issued additional shares of our common stock at no cost in an amount such that the purchaser’s total cost per share is reduced to this lower price per share;

•	demand and piggy back registration rights if the purchaser opted out of including such purchaser’s shares in the registration statement of which this prospectus forms a part; and

•	tag along rights in the event of a sale of securities for cash by a founder, subject to certain exceptions.

Each of the preemptive rights, anti-dilution production, and tag along rights held by the selling stockholders named herein terminate on the date of this prospectus. We have included the shares of purchasers in the private placement described above in the registration statement of which this prospectus is a part, other than shares purchased by The Stone Hedge Ltd., an affiliate of Mr. Christos Livadas. The Stone Hedge Ltd. elected to opt out of the registration statement. The Stone Hedge Ltd. has irrevocably waived any and all preemptive and/or rights of first refusal, anti-dilution protection, demand and piggy back registration and tag along rights it may have.

SUMMARY FINANCIAL INFORMATION

The following summary financial information has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and notes thereto, included elsewhere in this prospectus.

Statements of Operations

	Nine months ended September 30,		Year ended December 31,
	2018	2017	2017	2016
	(unaudited)
Revenues, net of refunds and chargebacks	$1,710,417	$2,104,253	$2,968,501	$2,168,903
Total costs and expenses	2,175,075	2,388,496	3,141,484	2,145,418
Income (loss) from operations	$(464,658)	$(284,243)	$(442,983)	$23,485
Net income (loss)	$(465,832)	$(285,140)	$(434,137)	$5,940

Balance Sheet Data

	September 30,	December 31,
	2018	2017	2016
	(unaudited)
Working capital	$84,159	$481,524	$32,310
Cash	$7,835	$135,991	$39,611
Total current assets	$196,728	$573,347	$114,532
Total assets	$210,842	$600,053	$148,202
Total current liabilities	$112,569	$91,823	$82,222
Total liabilities	$112,569	$91,823	$227,222
Total stockholders’ equity (deficit)	$98,273	$508,230	$(79,020)

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to our Business

We have a history of losses and there are no assurances we will report profitable operations in the foreseeable future. Our financial statements have been prepared assuming we will continue as a going concern.

We have experienced recurring operating losses and negative operating cash flows, and have financed our recent working capital requirements primarily through the issuance of debt and equity securities, as well as borrowings from related parties. We reported a net loss of $434,137 for 2017 and net cash used in operations of $680,916. We reported a net loss of $465,832 for the first nine months of 2018 and net cash used in operations of $275,218. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements appearing elsewhere in this prospectus do not include any adjustments that might result from the outcome of this uncertainty. We may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and cash flow beyond what is necessary to fund our ongoing operations and expand our product offerings. If we are able to significantly increase our revenues in future periods, the rapid growth which we are pursuing will strain our organization and we may encounter difficulties in maintaining the quality of our operations. If we are not able to grow successfully, it is unlikely we will be able to generate sufficient cash from operations to pay our operating expenses or report profitable operations in future periods. In such event, it is unlikely we would be unable to continue as a going concern and you could lose your entire investment in our company.

We will need additional financing which we may not be able to obtain on acceptable terms, if at all. If we cannot raise additional capital as needed, our ability to continue to grow our company could be in jeopardy.

Capital is needed for the effective development and expansion of our business as well as to pay our operating expenses until such time, if ever, that we are able to significantly increase our revenues. Our future capital requirements, however, depend on a number of factors, including our ability to manage our business, internally grow our revenues, control our expenses, and achieve significant and consistent profitability. Based upon our reasonable estimates, we expect that the additional costs we will initially incur after the date of this prospectus to fulfill our public company reporting obligations will be approximately $100,000 annually. Our management estimates that we will need to raise approximately $5,000,000 in the next 12 months to meet our current business objectives, including the development of new indicators for our Lifestyle Blueprint platform, the addition of print versions of our DWD Protocol, expanding our supplement product line and additional subscription content offerings for our customers, as well as to provide funds for increases in our advertising and marketing costs, costs associated with the development of additional infrastructure to support our expected growth, and funds to pay our operating expenses and general working capital. Because there is presently no market for our common stock, we expect to encounter difficulties in raising capital until such time, if ever, that a market for our common stock is established. Even once a market for our common stock is established, of which there can be no assurances, we expect these difficulties to continue until such time, if ever, that we are able to establish an active market for our securities. We cannot assure you that additional working capital will be available to us upon terms acceptable to us, if at all. If we are unable to raise additional funds as needed, our ability to pay our operating expenses and grow our company will be in jeopardy and investors risk losing their entire investment.

Our operating results are dependent upon the effectiveness of our marketing and advertising programs.

Our business success depends upon our ability to retain our existing customers and attract new customers for our Lifestyle Blueprint, new subscribers to our newsletters and purchasers the nutritional supplements we sell. We are a relatively new company and lack the brand recognition of the vast majority of our competitors who have longer operating histories and greater financial resources that we do. The effectiveness of our marketing practices, in particular our advertising campaigns, is important to our financial performance. If our marketing and advertising campaigns do not generate a sufficient number of new customers, or enable us to retain our existing customers, our revenues and results of operations in future periods will be adversely affected.

Our management has limited experience in operating a public company.

While our non-management director has experience in the management of publicly traded companies, our executive officers have no experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their lack of experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to us in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of our company. It is possible that we will be required to expand our employee base and hire additional employees, including a chief financial officer experienced in public company financial reporting, to support our operations as a public company which will increase our operating costs in future periods.

We are an “emerging growth company” and we are able to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our shares of common stock being less attractive to investors.

In 2015, we elected to become an “emerging growth company,” as defined in the JOBS Act, and we as such we are able to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our shares of common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, at such time, if ever, that a trading market for our common stock is established, there may be a less active trading market for our shares of common stock and the market price of such securities may be more volatile.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We do not know what impact, if any, the recent removal of net neutrality rules will have on our business.

Both our Lifestyle Blueprint and our newsletters are delivered to our customers over the Internet. In 2015, the Federal Communications Commission, or “FCC,” released an order, commonly referred to as net neutrality, that, among other things, prohibited the impairment or degradation of lawful internet traffic on the basis of content, application or service and the practice of favoring some internet traffic over other internet traffic based on the payment of higher fees. In December 2017, the FCC voted to overturn the net neutrality regulations imposed by the 2015 order. Internet service providers in the U.S. may now be able to impair or degrade the use of, or increase the cost of access to the Internet. The FCC’s order could adversely impact our business, for example by increasing the cost of Internet service and thereby reducing the number of our customers or potential customers. While to date, we have noticed no impact from the removal of the pre-existing net neutrality rules, in the future changes by network operators in how they handle and charge for access to data that travels across their networks could adversely impact our business.

Evolving information security and data privacy laws and regulations may result in increased compliance costs, impediments to the development or performance of our products, and monetary or other penalties.

Because our products collect customer data that may contain personally identifiable information, we are or may become subject to federal, state and foreign laws and regulations regarding the privacy and protection of such data. These laws and regulations address a range of issues, including data privacy, cybersecurity and restrictions or technological requirements regarding the collection, use, storage, protection, retention or transfer of data. The regulatory framework for data privacy and cybersecurity issues worldwide can vary substantially from jurisdiction to jurisdiction. Foreign privacy and data protection laws and regulations can be more restrictive than those in the United States. In the European Union, the General Data Protection Regulation, or “GDPR,” came into force in May 2018. The GDPR replaced the EU Data Protection Directive and related country-specific legislation. The GDPR includes operational and governance requirements for companies that collect or process personal data of residents of the European Union that differ from or expand upon those currently in place in the European Union. The GDPR also provides for significant penalties for non-compliance. Following the adoption of the GDPR we ceased accepting product orders or advertising in the EU. We do not believe this decision has had a material adverse impact on our business.

We depend upon Internet search companies to attract a significant portion of new customers to our websites, and any change in the search companies’ search algorithms or perception of us or our industry could result in our websites being placed less prominently in either paid or algorithmic search result listings, in which case the number of potential new customers to our websites and our revenues could decline.

We depend in significant part on various Internet search and social media companies, such as Google, Facebook, Twitter, YouTube and Microsoft, to distribute messaging and marketing of products to potential new customers. These websites typically allow for viral and paid distribution through algorithmic and paid listings. Algorithmic, or organic, postings/listings are determined and displayed solely by a set of formulas designed by the respective social/search companies. Paid listings can be purchased and then are displayed if based on a user’s search/post. Placement on these services is generally not determined solely on the price, but also takes into account the search engines’ assessment of the quality of the website featured in the paid listing and other factors. We rely on both algorithmic and paid results, as well as advertising on other websites, to direct a substantial share of potential new customers to our websites. Our ability to maintain the number of potential new customers to our websites is not entirely within our control. For example, Internet search websites frequently revise their algorithms in an attempt to optimize their search result listings or to maintain their internal standards and strategies. Changes in the algorithms could cause our websites to receive less favorable placements, which could reduce the number of users who visit our website/social platforms. If visits/views to our website/social platforms decrease, we may need to resort to more costly sources to replace lost visitors/engagement, and such increased expense could adversely affect our business and profitability.

Adverse publicity associated with our proprietary content, the nutritional supplements we sell, or information provided by similar companies could adversely affect our business.

Our results of operations in future periods may be significantly affected by the public's perception of our company and similar companies. This perception is dependent upon opinions concerning:

•	the validity and accuracy of our informational content as it pertains to health and wellness matters;

•

the health and wellness benefits achieved, or lack of benefits achieved, as a result of following recommendation made through our informational content offerings and/or the consumption of the nutritional supplements we sell;

•	the safety and quality of ingredients used in the nutritional supplements we sell; and

•	the safety and quality of products and ingredients similar to those recommended by us or used in the nutritional supplements which are distributed by other companies.

Adverse publicity concerning any actual or purported failure of our company to comply with applicable laws and regulations regarding information provided by our informational content or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse affect on the goodwill of our company and could negatively affect our ability to attract and retain customers, which would have a material adverse effect on our ability to generate revenue.

In addition, our customers’ perception of the validity, accuracy and value of our informational content and the safety and quality of the nutritional supplements we sell, as well as similar content and recommendations and products provided or distributed by other companies, can be significantly influenced by national media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our informational content and recommendations and/or the nutritional products we sell. Adverse publicity, whether or not accurate or resulting from customers’ use or misuse of our informational content, recommendations and products, that associates the use of our informational content and recommendations or use of the nutritional supplements we sell or any similar content, recommendations, or products offered or sold by other companies with illness or other adverse effects, or which questions the benefits of our or similar informational content, recommendations, and products could have a material adverse effect on our reputation or the market demand for our subscription services or products.

We rely on third parties to provide us with nutritional supplements, fulfillment, customer service and Internet and networking services, the loss of any of which could cause our revenue, earnings or reputation to suffer.

Nutritional supplements. We do not manufacture the nutritional supplements we sell. We rely solely on a third-party to manufacturer the nutritional supplements we sell. In 2017, all of our nutritional supplement purchases were from one vendor. While we are the only distributor of these supplements under the DWD x3 brand, we do not know if this vendor directly sells the same product under a different brand or provides these supplements to other parties under private label brands. In each of these instances, sales of the same product under different brands could cause us to lose revenues and adversely impact our abilities to market our products. If we are unable to obtain a sufficient quantity of nutritional supplements from our current manufacturer, we will be unable to fulfill our customers’ orders in a timely manner, which may cause us to lose revenues or incur higher costs, as well as damage the value of our brand. While we believe we could locate a replacement manufacturer in such event, it would likely take time to engage a replacement supplier which could adversely impact our revenues during such transition period and there are no assurances our costs would not increase to a level which makes the product unattractive to our customers.

Fulfillment. We utilize a third-party fulfillment company to process and ship orders of our supplements to our customers. In 2017, all of our order fulfillment was handled by one third-party provider. Should this provider be unable to service our needs for even a short duration, our revenue and business could be harmed. Additionally, the cost and time associated with replacing this provider on short notice would add to our costs. Any replacement fulfillment provider would also require startup time, which could cause us to lose sales in future periods.

Customer service. We utilize a third party to provide customer service call handling, email management and chargeback management. As with our fulfillment provider, should this customer service provider be unable to service our needs even for a short duration, our revenue and business could be harmed, we would incur cost and time associated with replacing this provider on short notice, and any replacement customer service provider would also require startup time, all of which could cause us to lose sales in future periods.

Internet and Networking. Our business also depends on a number of third parties for Internet hosting, access and networking, and we have limited control over these third parties. Should our network connections go down, our ability to fulfill orders would be delayed. Further, if our websites or call center become unavailable for a noticeable period of time due to Internet or communication failures, our business could be adversely affected, including harm to our brands and loss of sales.

Therefore, we are dependent on maintaining good relationships with these third parties. The services we require from these parties may be disrupted by a number of factors associated with their businesses, including the following:

•	with respect to our supplement provider, shortages of ingredients or United States Food and Drug Administration, or “FDA,” regulatory concerns;

•	labor disputations;

•	delivery problems;

•	internal inefficiencies;

•	the third parties’ financial condition;

•	equipment failure;

•	severe weather; or

•	natural or man-made disasters.

We may be subject to health or advertising related claims from our customers.

Our Lifestyle Blueprint and newsletters do not include medical treatment or medical advice, and we do not engage physicians or nurses to monitor the progress of our customers. Many people who are prediabetes or who have type 2 diabetes could be considered a high-risk population. A customer who experiences health problems could allege or bring a lawsuit against us on the basis that those problems were caused or worsened by our products. Further, customers who allege that they were deceived by any statements that we made in advertising or labeling could bring a lawsuit against us under consumer protection laws. Currently, we are neither subject to any such allegations nor have we been named in any such litigation. If we were subject to any such claims, while we would defend ourselves against such claims, we may ultimately be unsuccessful in our defense. Also, defending ourselves against such claims, regardless of their merit and ultimate outcome, would likely be lengthy and costly, and adversely affect our results of operations. Further, our general liability insurance may not cover claims of these types.

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints that could increase in severity and hurt results of operations.

Our industry is subject to federal, state and other governmental regulation. Certain federal and state agencies, such as the Federal Trade Commission, or the “FTC”, regulate and enforce such laws relating to advertising, disclosures to consumers, privacy, consumer pricing and billing arrangements and other consumer protection matters. A determination by a federal or state agency, or a court, that any of our practices do not meet existing or new laws or regulations could result in liability, adverse publicity and restrictions of our business operations. Some advertising practices in the wellness and nutritional supplement industry, in particular, have led to investigations from time to time by the FTC and other governmental agencies and many companies in the wellness and nutritional supplement industry, have entered into consent decrees with the FTC relating to wellness and nutritional supplement claims and other advertising practices. In addition, the FTC’s Guides concerning the Use of Endorsements and Testimonials in Advertising require us and other wellness and nutritional supplement companies to use a statement as to what the typical benefits a customer can expect to achieve on our programs when using a customer’s wellness benefit testimonial in advertising. Federal and state regulation of advertising practices generally, and in the wellness and nutritional supplement industry in particular, may increase in scope or severity in the future, which could have a material adverse impact on our business.

Failure to protect our intellectual property rights or claims by others that we infringe their intellectual property rights could substantially harm our business.

Our proprietary content is crucial to our business. We also rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our content as well as our ability to operate without infringing on the proprietary rights of others. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. As described later in this prospectus under “The Company – Legal Proceedings” during 2017 a third party initiated a series of informal claims and filed unauthorized uniform commercial code (UCC) financing statements in several states against us and certain of our officers, directors, and founders, alleging non-payment of the royalty amounts. While we dispute all claims by the third party, and have succeeded in removing certain of the UCC liens and we are pursuing actions to remove the remaining unauthorized UCC lien. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our intellectual property rights. Therefore, in certain jurisdictions, we may be unable to protect our proprietary content adequately against unauthorized third party use, which could adversely affect our ability to compete in future periods.

If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our internet content and e-commerce platform stores information, which may be personally-identifiable sensitive information, of our past, current and prospective customers. Any accidental or willful security breaches or other unauthorized access could cause secure information to be stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our internet content and e-commerce platform are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting services, content providers and e-commerce providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers.

We depend on the services of our executive officers. The loss of either of their services could harm our ability to operate our business in future periods.

Our success largely depends on the efforts, reputation and abilities of Alex J. Mannine, our Chief Executive Officer, and Stan Bezusov, our Executive Vice President, Chief Technology Officer and Chief Operating Officer, both of whom are founders of our company. While we are a party to an employment agreement with Mr. Mannine and do not expect to lose his services in the foreseeable future, the loss of his services could materially harm our business and operations in future periods. We are not a party to an employment agreement with Mr. Bezusov. While we do not expect to lose the services of Mr. Bezusov in the foreseeable future, if he should choose to leave our company our business and operations could be harmed until such time as we were able to engage a suitable replacement for him.

We may experience product liability claims and litigation to prosecute such claims, and we may not have adequate insurance coverage to cover the cost of such claims.

Even though we do not manufacture the nutritional supplements we sell, as a distributor of products for human consumption, we may experience product liability claims and litigation to prosecute such claims. Additionally, the sale of these products involves the risk of injury to consumers as a result of tampering by unauthorized third parties or product contamination. Although we maintain product liability insurance, it may not be sufficient to cover all product liability claims, and such claims that may arise could have a material adverse effect on our business. If insurance coverage is inadequate or unavailable or premium costs continue to rise, we may face additional claims not covered by insurance, and claims that exceed coverage limits or that are not covered could have a material adverse effect on us.

We have not assessed the effectiveness of our disclosure controls and procedures or our internal control over financial reporting and there are no assurances either of these are effective. If there is a material weakness in either, there are no assurances that our financial statements will not contain errors which could require us to restate our financial statements.

Following the effectiveness of the registration statement of which this prospectus is part, we will be required to maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act, and thereafter to report on a quarterly basis, in our quarterly and annual reports which we will file with the SEC, our management’s conclusion regarding the effectiveness of our disclosure controls and procedures. In addition, in our annual report for 2017 we will also become subject to SEC rules which will require us to include a report of our management in our annual report on the effectiveness of internal control over financial reporting. However, as we will in all likelihood be a smaller reporting company when we are first required to provide this report, we will be exempt from the auditor attestation requirements concerning our report at the time the first report is issued, and will remain exempt from those attestation requirements so long as we remain a smaller reporting company.

As we are not presently subject to these rules, our management has not conducted an assessment of the sufficiency of our disclosure controls and procedures for any period nor have we begun evaluating our internal control systems in order to allow our management to report on our internal control over financial reporting. Once our management undertakes these assessments and evaluations, there are no assurances our management will conclude that either our disclosure controls and procedures and/or our internal control over financial reporting are effective, and that there are not significant deficiencies and/or material weaknesses in either or both. A material weakness is a deficiency, or a combination of deficiencies, so that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting. In the event we identify significant deficiencies and/or material weaknesses in our disclosure controls and procedures and/or our internal control over financial reporting, there are no assurances that our financial statements will not contain one or more errors which will require us to restate those financial statements. If we cannot remediate these significant deficiencies and/or material weaknesses in a timely manner, or if we are required to restate our financial statements, investors and others may lose confidence in the reliability of our financial statements which would adversely impact our ability to grow our company.

Risks Related to our Common Stock and this Offering

There is no market for our common stock.

There is no market for our common stock. Following the date of this prospectus we expect to seek a market maker to file an application for quotation of our common stock on either the OTCQX or OTCQB tier of the OTC Markets. There can be no assurances, however, that a market maker will agree to file the necessary documents with FINRA to secure a quotation of our common stock on the OTC Markets nor can there be any assurance that such an application for quotation will be approved. Accordingly, there may never be a market for our common stock and stockholders may have difficulty reselling any of their shares.

At such time as a market for our common stock, if ever, the tradability of our common stock may be limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

If the quoted price of our common stock is less than $5.00 per share and we do not meet certain other exemptions, at such time, if ever, that a market for our common stock is established our common stock will be considered a “penny stock,” and trading in our common stock will be subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market, should a market be established and should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

The ability of our officers and directors to control our business may limit or eliminate minority stockholders’ ability to influence corporate affairs.

Our officers and directors control approximately 49% of our outstanding common stock. As a result of the concentrated ownership of the stock, our officers and directors may be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

Delaware law contains anti-takeover provisions that could deter takeover attempts that could be beneficial to our stockholders.

Provisions of Delaware law could make it more difficult for a third-party to acquire us, even if doing so would be beneficial to our stockholders. Section 203 of the Delaware General Corporation Law may make the acquisition of our company and the removal of incumbent officers and directors more difficult by prohibiting stockholders holding 15% or more of our outstanding voting stock from acquiring us, without our board of directors' consent, for at least three years from the date they first hold 15% or more of the voting stock.

Our amended and restated certificate of incorporation contains an exclusive forum provision which may be disadvantageous to our stockholders.

Our amended and restated certificate of incorporation generally provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any stockholder, including a beneficial owner, to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against our company, our directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or the bylaws ,or (iv) any action asserting a claim against our company, our directors, officers or employees governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our amended and certificate of incorporation to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

Our amended and restated certificate of incorporation also contains a provision which may prevent us from being offered certain business opportunities which could positively impact our results of operations in future periods.

Our amended and restated certificate of incorporation also contains a provision by which we renounced, to the fullest extent permitted by law, any interest or expectancy of our company in, or in being offered an opportunity to participate in, any “excluded opportunity.” An excluded opportunity includes any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any of our directors who is not an employee of our company, or (ii) any holder of our capital stock or any partner, member, director, stockholder, employee or agent of any holder, other than someone who is our employee, which we refer to as a “covered person”, unless the matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a covered person expressly and solely in such covered person’s capacity as a covered person. As a result of this provision, we may be not be offered certain corporate opportunities by which may be beneficial to our company and our stockholders. While we are unable at this time to predict how this provision may adversely impact our stockholders, it is possible for example that we would not be offered the opportunity to participate in a future transaction which could result in a financial benefit to our company, thereby positively impacting our results of operations in future periods.

Certain of our outstanding warrants contain cashless exercise provisions which means we will not receive any cash proceeds upon their exercise.

At September 30, 2018 we had common stock warrants outstanding to purchase an aggregate of 485,766 shares of our common stock with exercise prices ranging from $0.225 to $0.90 per share, of which warrants to purchase 100,000 shares are exercisable on a cashless basis. This means that the holder, rather than paying the exercise price in cash, may surrender a number of warrants equal to the exercise price of the warrants being exercised. It is possible that the warrant holder will use the cashless exercise feature, in which event it will deprive us of additional capital which might otherwise be obtained if the warrants were exercised on a cash basis.

The elimination of monetary liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors and officers may result in substantial expenditures by us and may discourage lawsuits against our directors and officers.

Our certificate of incorporation eliminates the personal liability of our directors and officers to our company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by Delaware law. Those indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even if such actions, if successful, might otherwise benefit us or our stockholders.

If the selling security holders all elect to sell their shares of our common stock at the same time, the market price of our shares may decrease.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock at such time, if ever, that a market for our common stock is established.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	our history of losses;

•	our ability to continue as a going concern;

•	our ability to raise additional working capital necessary to grow our company;

•	risks associated with the effectiveness of our marketing and advertising;

•	the limited public company experience of our officers and directors and our dependence on our executive officers;

•	risks associated with our status as an emerging growth company;

•	risks associated with the impact of the new net neutrality rules;

•	risks associated with our dependence on Internet search companies;

•	the impact of adverse publicity;

•	our dependence on third party providers;

•	risks associated with purported health claims and possible product liability claims;

•	risks associated with our failure to comply with government regulations;

•	risks associated with failure to protect our intellectual property and the confidential information we retain on our customers;

•	possible material weaknesses in our disclosure controls and internal control over financial reporting;

•	the lack of market for our common stock and possible application of penny stock rules if a market is ever established;

•	risks associated with voting control held by our officers and directors;

•	the application of Delaware laws related to anti-takeover provisions and indemnification of our officers and directors;

•	the cashless exercise of outstanding warrants; and

•	risks associated with the sale of the shares of our common stock by the selling stockholders.

You should read thoroughly this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this prospectus. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2018 (unaudited). The table should be read in conjunction with the audited financial statements and related notes included elsewhere in this prospectus.

September 30, 2018
(unaudited)

Long term liabilities	$—
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares outstanding	—
Common stock, $0.0001 par value, 50,000,000 shares authorized, 11,399,830 shares outstanding	1,140
Additional paid-in capital	1,076,124
Accumulated deficit	(978,991)
Total stockholders' equity	$98,273

Total capitalization	$98,273

SELLING STOCKHOLDERS

At November 26, 2018 we had 11,399,830 shares of our common stock issued and outstanding. This prospectus relates to periodic offers and sales of up to 5,490,941 shares of our outstanding common stock by the selling stockholders listed below. These shares were issued and sold to the selling stockholders by us under the terms of the private placement described earlier in this prospectus under “Prospectus Summary – Summary of the Offering.”

We are registering the shares to permit the selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest to, from time to time, sell any or all of their shares of common stock in the over the counter market, on any stock exchange, market or trading facility on which the shares are traded or in private transactions when and as they deem appropriate in the manner described in the “Plan of Distribution.”

The following table sets forth:

•	the name of each selling stockholder;

•	the number of common shares owned; and

•	the number of common shares being registered for resale by the selling stockholder.

The following table sets forth certain information known to us as of the date of this prospectus and as adjusted to reflect the sale of the shares offered hereby with respect to the beneficial ownership of our A common stock by the selling stockholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. Because the selling stockholders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling stockholders upon termination of any offering made hereby.

Name of selling security holder	No. of shares beneficially owned	No. of shares being registered	No. of shares owned after the offering	% owned after the offering

Capital Strategic Inc. (1)	475,000	475,000	0	—
Liubov Stytsenko	249,934	249,934	0	—
Cape Invest S.A. (2)	75,000	75,000	0	—
Basile Livadas	184,000	184,000	0	—
East Harbour Trading Ltd. (3)	95,000	95,000	0	—
Fotios Bekropoulos	490,000	490,000	0	—
Jason Smart	500,000	500,000	0	—
Kingsway International Ltd. (4)	95,000	95,000	0	—
Krina Kozia	334,000	334,000	0	—
Promax Fortune Ltd. (5)	275,000	275,000	0	—
Robert Jarva	450,000	450,000	0	—
Ru Huang	23,000	23,000	0	—
Hong Yang	9,000	9,000	0	—
Sodor Ventures Inc.	100,000	100,000	0	—
November Consulting Limited (6)	450,000	450,000	0	—
Nektarios Boutsalis	100,000	100,000	0	—
Mario Norsh Diaz	450,000	450,000	0	—
Amanda Petrovic	100,000	100,000	0	—
LDL Corp. (7)	440,400	440,400	0	—
Roman Chervak	4,445	4,445	0	—
Regine Pedersen Marhaug	4,500	4,500	0	—
Nataliya Chervak	4,445	4,445	0	—
Hawkstone Holdings Ltd. (8)	350,000	350,000	0	—
Catharina Mendonca	3,600	3,600	0	—
Andri Stytsenko	4,445	4,445	0	—
Albert Spencer Mellor	50,000	50,000	0	—
Christy Ungar	4,445	4,445	0	—
Alexandra Katerynchuk	4,445	4,445	0	—

David Mark Patterson	4,500	4,500	0	—
Helen Sousa	4,500	4,500	0	—
Andrii Kozak	4,445	4,445	0	—
Oleksandr Luchkin	4,500	4,500	0	—
Mickeal Dedo	4,445	4,445	0	—
Nikolaos Papaioannou	9,000	9,000	0	—
Oksana Gumenyuk	4,445	4,445	0	—
Sofia Patterson	4,500	4,500	0	—
Yaroslav Kozak	4,445	4,445	0	—
Stavroula Papaioannou	9,000	9,000	0	—
Wing Yan Man	4,445	4,445	0	—
Taras Chebountchak	8,900	8,900	0	—
Marianna Pantazi	4,450	4,450	0	—
Nadejda Scripnicenco	4,500	4,500	0	—
Iurii Zubiak	4,450	4,450	0	—
Igor Derenkiv	4,450	4,450	0	—
Volodymyr Kozak	4,445	4,445	0	—
Renzo Passaretti	4,445	4,445	0	—
Peter Hasapes	4,500	4,500	0	—
Shamir Juma	44,667	44,667	0	—
Ioannis Papadopoulos	22,250	22,250	0	—
Total		5,490,941

———————

(1)	Scott Clayton holds voting and dispositive control over securities held of record by Capital Strategic Inc.

(2)	Maina Dioncio Guifarro holds voting and dispositive control over securities held of record by Cape Invest S.A.

(3)	Hong Xiu Yang holds voting and dispositive control over securities held of record by East Harbour Trading Ltd.

(4)	Fazhong Huang holds voting and dispositive control over securities held of record by Kingsway International Ltd.

(5)	Zhijiang Zhang holds voting and dispositive control over securities held of record by Promax Fortune Ltd.

(6)	Rima Hamdan holds voting and dispositive control over securities held of record by November Consulting Limited.

(7)	Leonard D. Latchman holds voting and dispositive control over securities held of record by LDL Corp.

(8)	Soha Hamdan holds voting and dispositive control over securities held of record by Hawkstone Holdings Ltd.

Except as set forth above none of the selling stockholders are FINRA member broker-dealers or affiliates of FINRA member broker-dealers. Except as set forth above, none of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling stockholders.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock. We will bear all fees and expenses incident to our obligation to register the shares of our common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:

•	on any U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	public or privately negotiated transactions;

•	through the settlement of short sales;

•	transactions in which broker-dealers agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided, that the short sales are made after the registration statement of which this prospectus is a part is declared effective. The selling stockholders may also loan or pledge shares of common stock to broker-dealers in connection with bona fide margin accounts secured by the shares of common stock, which shares broker-dealers could in turn sell if the selling stockholders default in the performance of their respective secured obligations.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if any of them defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock, should a market for such shares be established of which there are no assurances, and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

In compliance with the guidelines of FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering of the shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.

Once resold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Any shares covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144, rather than pursuant to this prospectus.

THE COMPANY

Overview

We are a provider of health and wellness information principally targeted to people who are prediabetes or who have type 2 diabetes. Type 2 diabetes is a condition characterized by high blood glucose levels caused by either a lack of insulin or the body's inability to use insulin efficiently. Type 2 diabetes develops most often in middle-aged and older adults but can appear in children, teens, and young people. According to the American Diabetes Foundation, type 2 diabetes is the most common form of diabetes. While many people may need to take oral medications or insulin as prescribed by their physicians to help the person meet his or her targeted blood glucose levels, according to the American Diabetes Foundation some people with type 2 diabetes can control their blood glucose with healthy eating and being active. We do not offer products targeted to customers with type 1 diabetes, nor do we render medical advice. We provide information to our customers who are seeking to make healthy choices by providing clear, generic blueprints, education, resources, and support. Our core product is our proprietary Lifestyle Blueprint, a digital guide that provides dietary recommendations for a very low calorie eight week diet together with information focusing on what, how and how much a person eats, nutritional information and how a person’s body does and does not use food to enable our customers to continue leading a more successful lifestyle. We also offer nutritional supplements and monthly subscriptions to our proprietary newsletter which covers a wide variety of healthy living-related topics.

Our informational content, which is developed by our company based upon publicly available studies and other sources of information, is rooted in:

•	Education and Action. Our goal is to help our audience understand the root of a healthy lifestyle, and give action-based blueprints that provide long-term commitment to their newfound education;

•	Easy. Each aspect of our behavior change protocols is simple, and reasonably attainable;

•

Avoid Guesswork. We give clear path guides to help real people, without confusion. In an information-overload world, we seek to do all of the groundwork in order to give our audience the right data and resources they need to succeed; and

•	Support and Community. We provide a platform for our customers to ensure resilience and follow-through as they seek to achieve their healthy-living goals.

The Lifestyle Blueprint and our other products

Our Lifestyle Blueprint, titled “The DWD Protocol: Success Blueprint,” is a digital protocol which is designed to be an easy-to-follow guide especially for individuals who are prediabetes and type 2 diabetes sufferers. The Lifestyle Blueprint includes dietary recommendations for a very low calorie eight week diet together with information focusing on what, how and how much a person eats, nutritional information and how a person’s body does and does not use food to enable our customers to continue leading a more successful lifestyle.

The proprietary information provided in the Lifestyle Blueprint, which contains four modules including “The Foundation,” “The Meal Plan” “Diabetes Free Lifestyle” and “Taking Control,” together with recipe books, is based on publicly available information and studies which address how a healthy lifestyle can help individuals who are prediabetes and type 2 diabetes sufferers.

Our DWD Protocol: Success Blueprint is designed to offer comprehensive information and support, including:

•	Background information about type 2 diabetes;

•	Individual action plans;

•	Virtual messaging, coaching and support;

•	Measurable milestones and targets;

•	An eight-week hypocaloric diet;

•	A detailed guide for transitioning back into healthy post-diet eating; and

•	Recipe books focused on simple to prepare meals with detailed nutritional information.

We sell the Lifestyle Blueprint for $49. In addition to the Lifestyle Blueprint, we also offer monthly subscriptions to our newsletters which cover a wide variety of health and lifestyle topics. Examples of recent newsletter titles are “7 Habits That Will Make You a Healthier Person,” “The Power of Positivity,” “Relaxation Practices Actually Changes Your Genes,” and “The Facebook Phenomenon Explained.” These newsletters are written by our staff and are based upon content aggregated from a number of publicly available sources. Monthly subscription rates are $19.90.

We also offer two nutritional supplements, including our DWDx3 Advanced Daily Supplement and our Premium-Grade Omega x3 supplement, which are manufactured for us in Vermont by Food Science® Corporation. These nutritional supplements are made of all-natural, non-toxic, and non-GMO ingredients.

We do not provide medical advice to our customers. The information and content which appears in our Lifestyle Blueprint and our newsletters are written by our staff and based upon a wide range of publicly available information and studies, including those published by Newcastle University and the National Institutes of Health. The content and information is also reviewed by our medical advisors prior to publication. Neither the Lifestyle Blueprint nor our newsletters are intended, however, as a substitute for medical advice provided by a physician or other health care provider. All information provided in the Lifestyle Blueprint and any other products we provide relating to specific medical conditions, health care preventive care, and healthy lifestyles, is presented for informational purposes only. We advise our customers that the information in the Lifestyle Blueprint should not be considered complete or exhaustive, and does not cover all disorders or conditions or their treatment, nor all health-related issues. We further advise our customers that they should consult with their physician or other health care provider when deciding on any health-related regimen, including diet or exercise, and for any specific individual medical advice.

Markets for Lifestyle Blueprints

Our model is highly scalable and we believe that we can enter new markets in a low cost and measured way. We expect to expand our product offerings in the future to include a Lifestyle Blueprint designed for adults who are overweight or obese. We also intend, over time, to expand our product offerings with additional Lifestyle Blueprints targeted to individuals with cardiovascular disease, memory loss and dementia, addiction, ADHD (attention deficit hyperactivity disorder), and the human papillomavirus virus (HPV). We have not, however, determine when we will be expand our product offerings and there are no assurances we will ever do so.

Marketing and sales

We sell products on our websites at www.constitutionalhealth.com and www.dwdprotocol.com. We utilize digital media, primarily paid search, paid social, affiliate marketing and display advertising to drive traffic to our web site. We also use social networking sites, including Facebook, Twitter and various blogs. In 2017 and 2016 we spent $1,366,064 and $1,205,005, respectively, on advertising. In addition, we spent $844,307 on advertising during the first nine months of 2018.

We seek to market our products using direct to consumer online sales through multiple channels. Social media, search engines, and content platforms, principally Facebook, as well as Instagram, Google and YouTube, have historically been our principal sources for acquiring new customers. In the case of paid advertising, we use both internal (managed by us) and external (managed through affiliates or partner advertisers) advertising accounts.

For internal accounts, we directly spend and manage all advertising dollars spent on a cost per click, or “CPC,” basis. Typically, we will spend approximately $60.00 on internal account advertising for each new customer. In the case of external accounts, we will work through third party affiliates or partner advertisers. These affiliate or partner advertisers typically use our product materials on their advertising accounts, spend their own advertising dollars, and are paid by us on a cost per acquisition, or “CPA,” basis.  Historically our payments to these affiliate or partner advertisers on a CPA basis has been tied to a new customer sales. Depending on the products sold, the CPA payout can range from $30.00 to $80.00 for a new customer sale. This range, however, may change at any time, depending on the cost of revenue, and/or lifetime customer value we believe the campaign can achieve.

We also use email advertising as a source of new customer generation. In the case of email advertising, we will pay for our advertisement link (picture or text) to be sent to a third party publisher’s email list. We send our internally created advertisements to the third party publisher with a unique tracking link embedded, and the third party publisher manages the entire emailing process.  We embed the unique tracking link to assist us to evaluate the sales performance from each email list.  Utilizing this process, we neither participate in the transmission of the actual emails nor do we have access to the potential customer's email.

We also utilize email lead generation to attract potential new customers. In this scenario, we may spend advertising dollars on a campaign that acquires new customer email leads. These leads typically review free articles or content online that we publish, and offer the opportunity for the reader to join our emailing list to receive more information.

In the case of each of our advertising campaigns, since our campaigns historically have been digitally driven, we use various forms of multimedia, including video, audio, and imagery. Depending on the platform and placement (mobile/tablet/desktop), the advertising content will vary. For example, in the case of Facebook, we will use video with audio to present the product in a detailed and explanatory way. We recognize that our product is not generally known, and typically our customers must be educated on what the product does prior to acquiring a purchase from them.

Our Lifestyle Blueprint is digitally delivered by us. We have engaged Argo Marketing Group, Inc. to provide customer relations services for us in connection with sales of our products. Under the terms of the agreement entered into in November 2015, Argo Marketing Group, Inc. is responsible for all customer service call handling, email management and chargeback management. We agreed to pay the company various initial and additional set up fees, customer services fees tiered to the weekly minutes, per transaction fees for email resolutions or return processing and chargeback management, among other fees. The initial term of the agreement was for one year, with automatic one year renewals unless either party provides 30 day written notice of non-renewal. The agreement may be terminated by Argo Marketing Group, Inc. for non-payment, in the event of our bankruptcy or insolvency and by either party upon a breach or without cause. Mr. Mannine, our chief executive officer, has personally guaranteed our obligations under this agreement.

We do not manufacture the private label nutritional supplements we sell. These nutritional supplements are manufactured on a per order basis for us by Food Science® Corporation, a 40- year old Vermont-based family owned company focused on nutritional research and product development. We utilize the services of a third-party fulfillment company to ship the nutritional supplements to our customers, and pay this provider an order and per item fee.

We believe our relationships with our supplement supplier and the third party providers we utilize for fulfillment and customer service are good. However, while we believe we can replace the third party providers for fulfillment and customer service with comparable companies at similar costs to us, a disruption in the relationship with our supplement supplier would materially impact our business until such time as we were able to establish a relationship with an alternative supplier.

Competitors

We seek to compete with a number of larger, more established companies that provide health and wellness content and market nutritional supplements, including Nutrisystem, Inc. (NasdaqGS: NTRI), Medifast, Inc. (NYSE: MED) and Weight Watchers International, Inc. (NYSE: WTW), as well as privately held Virta Health Corp. and television and media personality Dr. Axe. In addition, while we do not offer products targeted to customers with type 1 diabetes, some of our competitors target customers with both type 1 and type 2 diabetes. All of these potential competitors have greater brand awareness and financial resources that we do. While we are seeking to compete by focusing on our niche proprietary content, we do not presently have the financial resources available to us to effectively market our company on a large scale or to develop new products to quickly respond to a marketplace dominated by well established, well capitalized companies. There are no assurances we will ever establish brand recognition at a sufficient level to permit us to generate any significant revenues or to effectively compete in our market.

Information Systems

Our ecommerce and websites and our tools and trackers, all of which are based primarily on third-party software customized to meet our business needs, are each hosted in top tier hosting facilities. These facilities provide redundant network connections, physical and fire security and generator power back up for the equipment upon which our websites rely and are intended to provide an uninterruptible power supply. Our servers and our network are monitored 24 hours a day, seven days a week.

We use a variety of security techniques to protect our confidential customer data. When our customers place an order or access their account information, we secure that transaction by using encryption technologies, including transport layer security, or TLS. Our customer data is protected against unauthorized access by security measures and we engage a variety of industry leading technology providers including VeriSign, CyberSource and SecureWorks to further ensure the security of our credit card transactions and the safety of our customers’ personal information.

Intellectual property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of our proprietary rights as well as our ability to operate without infringing on the proprietary rights of others. We utilized the unregistered brand name “Constitutional Health” in our business. We have been granted a limited non-transferrable, royalty-free license by NatureX Inc. to utilize the trademark “Glucevia®” for so long as we continue to acquire its faxinus excelsior seed extract which is a component of our DWD 3 nutritional supplements.

We also own the domain names www.vynleads.com, wearedwd.com, dwdprotocol.com, codexone.org and www.constitutionalhealth.com, together with a number of additional domain names which we may use in future periods. However, as with phone numbers, we do not have and cannot acquire any property rights in an Internet address. The regulation of domain names in the United States and in other countries is also subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not be able to maintain our domain names or obtain comparable domain names, which could harm our business.

Government regulation

Our industry is subject to federal, state and other governmental regulation. Certain federal and state agencies, such as the FTC, regulate and enforce such laws relating to advertising, disclosures to consumers, privacy, consumer pricing and billing arrangements and other consumer protection matters. A determination by a federal or state agency, or a court, that any of our practices do not meet existing or new laws or regulations could result in liability, adverse publicity and restrictions on our business operations. The FTC has in the past instituted enforcement actions against dietary supplement and food companies for false and misleading advertising of some of their products. There are no assurances that the FTC will not question our advertising claims in the future. An enforcement action brought by a government agency, like the FTC in the United States, or a class action lawsuit, could adversely affect our reputation and potentially result in significant penalties and costs, either of which could have a material adverse effect on our results of operations and financial condition.

Other aspects of our industry are also subject to government regulation. For example, the manufacturing, labeling and distribution of food products, including nutritional supplements, are subject to strict United States Department of Agriculture, or “USDA,” and United Stated Food and Drug Administration, or “FDA,” requirements and food manufacturers are subject to rigorous inspection and other requirements of the USDA and FDA, and companies operating in foreign markets must comply with those countries’ requirements for proper labeling, controls on hygiene, food preparation and other matters. We rely on our supplement supplier to follow all applicable government regulation. If our supplement supplier should fail to conform to all applicable regulations, or if federal, state, local or foreign regulation of our industry increases for any reason, then we may be required to modify or discontinue our supplement offerings which could harm our operating results. Additionally, remedies available in any potential administrative or regulatory actions may include product recalls and requiring us to refund amounts paid by all affected customers or pay other damages, which could be substantial.

Aspects of our industry are also subject to state regulations. In 1986, California passed The Safe Drinking Water and Toxic Enforcement Act of 1986, which is commonly known as “Proposition 65.” This proposition seeks to prevent businesses from exposing consumers to certain toxins, including lead, arsenic and PCBs, without providing a warning. Because Proposition 65 did not set a safe harbor limit for reproductive health and PCBs, all products containing even trace amounts of PCBs require a specific warning label. In addition, for any food or nutritional supplements containing over 0.09 micrograms per day of PCBs, the state mandated warning label is expanded to include an additional cancer warning. While at this time, the supplements we marked and sell do not contain the ingredients to require Proposition 65 disclosure, it is possible in the future other supplements we may market and sell will require the warning labels. It is also possible at additional states will also enact legislation which could require us to change the type of nutritional supplements or other products we market, or discontinue offering certain products and services if the estimated cost of compliance outweighs the potential revenues.

Laws and regulations directly applicable to communications, operations or commerce over the Internet such as those governing intellectual property, privacy, libel and taxation, are becoming more prevalent and some remain unsettled. If we are required to comply with new laws or regulations or new interpretations of existing laws or regulations, or if we are unable to comply with these laws, regulations or interpretations, our business could be adversely affected. Future laws or regulations, including laws or regulations affecting our marketing and advertising practices, relations with consumers, employees, service providers, or our services and products, may have an adverse impact on us.

Employees

At November 26, 2018 we had two employees including our two executive officers.

Properties

We rent executive office space on a month to month basis under a co-working agreement with an unrelated third party at a monthly fee of $200.

Legal proceedings

In 2016 we engaged a third party to provide certain promotional services to us in connection with our business, including the use of his name and appearance, under the terms of a five year agreement. As compensation, we agreed to use our commercially reasonable efforts to promote and sell a book authored by him, and to pay him, as a royalty, a percentage of the sales of the book, after deductions for all direct costs of fulfilling such sales. During 2017 the third party initiated a series of informal claims and filed unauthorized uniform commercial code (UCC) financing statements in several states against us and certain of our officers, directors, and founders, alleging non-payment of the royalty amounts. We dispute all claims by the third party, and believe that all royalty amounts due him have been paid in full. We are no longer selling the book authored by him. We have succeeded in removing certain of the UCC liens and we are pursuing actions to remove the remaining unauthorized UCC lien.

History of our company

Our corporation was formed in Delaware in July 2015.

In January 2016 we acquired certain the assets of LibertySniper.com, including email and subscriber list databases, email service provider contracts and dedicated IP addresses, editorial content, lead generation campaigns, pen name and voice of publisher Michael Westan, email tripwire campaigns and welcome series content, and all account access related to LibertySniper.com, including hosting, Google Analytics, Adwords and content management system license. Under the terms of the sales agreement, we paid the seller $50,000.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no market for our common stock.

Dividend policy

We have never paid cash dividends on our common stock. Under Delaware law, we are prohibited from paying cash dividends if the distribution would result in our company not being able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends as circumstances surrounding our company changes, presently it is not anticipated that we will pay any cash dividends in the foreseeable future.

Intent to become a fully reporting company

Immediately following the date of this prospectus, we expect to file a registration statement on Form 8-A with the SEC, which will register our common stock under Section 12(g) of the Exchange Act. This filing will require us to file annual, quarterly and other reports with the SEC, as well as proxy and information statements, among other filings. It will also obligate our officers, directors and principal stockholders to file reports under Section 16 of the Exchange Act. We will take this action to ensure that we are a fully reporting company and that financial and other information about out company is available to our stockholders and potential investors.

Rule 144

At November 26, 2018 we had 11,399,830 shares of our common stock outstanding, all of which are “restricted securities” as that term is defined in Rule 144. We have included 5,490,941 of those shares in this prospectus. In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three-month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 or otherwise or of the shares which we are registering under this prospectus could negatively impact the market price of our common stock should a market develop in the future, of which there is no assurance. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by our stockholders will have on the market price of our common stock prevailing from time to time, should a market develop.

Penny stock rules

At such time as a market for our common stock is established, of which there are no assurances, transactions in our common stock will be subject to compliance with rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of securities’ laws;

•	contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•	bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, if developed, for so long as it remains subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations for the nine months ended September 30, 2018 and 2017 as well as for 2017 and 2016 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this prospectus. All information for the nine months ended September 30, 2018 and 2017 is unaudited. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus. We use words such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," and similar expressions to identify forward-looking statements.

Overview

We are a provider of health and wellness information principally targeted to people who are prediabetes or who have type 2 diabetes. Type 2 diabetes is a condition characterized by high blood glucose levels caused by either a lack of insulin or the body's inability to use insulin efficiently. Type 2 diabetes develops most often in middle-aged and older adults but can appear in children, teens, and young people. According to the American Diabetes Foundation, type 2 diabetes is the most common form of diabetes. While many people may need to take oral medications or insulin as prescribed by their physicians to help the person meet his or her targeted blood glucose levels, according to the American Diabetes Foundation some people with type 2 diabetes can control their blood glucose with healthy eating and being active. We do not offering products targeted to customers with type 1 diabetes, nor do we render medical advice. We provide information to our customers who are seeking to make healthy choices by providing clear, generic blueprints, education, resources, and support. Our core product is our proprietary Lifestyle Blueprint, a digital guide that provides dietary recommendations for a very low calorie eight week diet together with information focusing on what, how and how much a person eats, nutritional information and how a person’s body does and does not use food to enable our customers to continue leading a more successful lifestyle. We also offer nutritional supplements and monthly subscriptions to our proprietary newsletter which covers a wide variety of healthy living-related topics. Subject to the availability of sufficient working capital, we are exploring adding a hard copy “print” version of our protocols to supplement our current digital versions, and we are exploring working with our supplement supplier to expand our supplement offerings to include daily multivitamins and probiotics.

Key metrics and events:

•	our revenues, net of refunds and chargebacks, decreased 18.7% during the first nine months of 2018 from the first nine months of 2017, and increased 24.4% in 2017 from 2016;

•	our operating loss for the first nine months of 2018 increased to $464,658 from $284,243 for the first nine months of 2017, and increased to $442,983 for 2017 from operating income of $23,485 in 2016;

•

between November 2017 and January 2018 we raised $1,239,960 through the sale of shares of our common stock in a private placement which has provided capital to us to further improve quality in branding and marketing of our products, as well as for our operating expenses and for working capital. We also used a portion of those proceeds to repurchase securities from one of our stockholders and to retire related party debt; and

•	our working capital has declined to $84,159 at September 30, 2018 from $481,524 at December 31, 2017.

We are materially dependent on our advertising programs to generate revenues. While we initially expected our revenues to continue to increase during the balance of 2018 from the comparable periods in 2017 because of current customer re-order revenues from supplements, alongside new and recurring content subscriptions, as a result of a lack of sufficient working capital we have been unable to devote sufficient funds to advertising which is adversely impacting our revenues. At such time as we have raised additional capital we expect to increase our advertising spend which, based upon historical performance, should assist us generate revenues at expected levels. We also anticipate to continue generating new customers with our DWD Lifestyle Blueprint, by continuing advertising spend to ensure compounding revenue generation through the end of the year, and into the future. Our supplement costs are expected to remain consistent throughout the balance of 2018, but we do expect continued volatility in our advertising costs over the near future, as our platforms for revenue scale become more competitive on bidding prices and our general lack of capitalization to demand mass advertising or cash deposit cost reductions. We also expect our primary platform for advertising, Facebook, to continue to be volatile amidst consumer trust or privacy issues over which we have no control. We are also subject to Facebook’s advertising policies which may from time to time block ads from companies such as our which are focused on providing health information. We also expect our selling, general and administrative, or “SG&A,” expenses to continue to increase as we add infrastructure to support our expected growth.

Results of operations

	For the nine months ended September 30,				Year Ended December 31,
	2018	2017	Change	% Change	2017	2016	Change	% Change
	(unaudited)
Revenue, net of refunds and chargebacks	$1,710,417	$2,104,253	$(393,836)	(18.7)%	$2,698,501	$2,168,903	$529,598	24.4%

We recognize revenue from internet content subscriptions and sales of nutritional supplements. We also include shipping and handling fees billed to our customers as revenue. The terms of subscriptions to our content permit our customers to cancel anytime with a no-hassle 60 day refund policy on digitally delivered products. We offer the same refund policy for supplements which must be returned unopened within 60 days before a full refund can be issued by us. As a result, and based upon our historical operations to date, we report our revenues net of refunds and chargebacks. The refund reserves are the amount expected to be refunded on the sales recorded on a gross basis, calculated by us on the historic refund rate and are recorded against gross revenues. In addition, it is customary for credit card companies to withhold a portion of the gross revenue due us from a sale to a customer usually to ensure that we properly handle any customer requested refunds in accordance with our stated policies. The amount of the chargeback withheld by the credit card processors is released to us on a rolling 180 day schedule.

We believe that the increase in our revenues in from 2016 to 2017 reflected improvements and optimizations in our product branding, marketing strategy, packaging, and advertising in an effort to reach new and current customers. However, as set forth above, as a result of a lack of sufficient working capital we have been unable to devote sufficient funds to advertising which is adversely impacting our revenues during the first nine months of 2018. During the last six months of 2017 and the first two months of 2018, we conducted various live-market price testing and package testing campaigns in a effort to more effectively optimize various metrics we use in the advertising of our products and services.

	For the nine months ended September 30,		Year Ended December 31,
	2018	2017	2017	2016
	(unaudited)
Cost of revenue as a percentage of revenue, net of refunds and chargebacks	47.0%	37.3%	39.2%	26.0%

Our cost of revenue includes the cost of the supplements we sell as well as shipping and handling costs for shipments to customers. Our cost of revenue as a percentage of net revenue has increased as a result of increases in our product sales packaging which, while increasing our costs, also positively impacted our new customer acquisition rate.

	For the nine months ended September 30,			Year Ended December 31,
	2018	2017	% Change	2017	2016	% Change
	(unaudited)
Advertising expenses as a percentage of revenue, net of refunds and chargebacks	49.4%	54.2%	(3)%	50.6%	55.6%	(5)%

The decrease in advertising expenses as a percentage of our revenues, net of refunds and chargebacks, is the result of our advertising cost per sale decreasing as our sales volume stays the same or increases. We monitor our advertising purchases and customer acquisition costs based on various advertising websites, partners and campaigns, and we adjust our campaign costs based on new website subscriptions or sales. We do not get any guarantees from the websites on which we advertise and there are no specified performance guarantees granted to us from any partner advertiser or advertising agency that we work with.

	For the nine months ended September 30,				Year Ended December 31,
	2018	2017	Change	% Change	2017	2016	Change	% Change
	(unaudited)
SG&A	$527,072	$462,491	$64,581	14.0%	$716,169	$375,826	$340,343	90.6%

The increases in SG&A in the first nine months of 2018 as compared to the first nine months of 2017 is principally attributable to the one-time payment of an advisory fee to a related party, increases in legal fees, and software development costs.

The principal components of the increase in SG&A from 2016 to 2017 including wages and salaries, legal expenses, insurance, charitable contributions and consulting and accounting costs.

Liquidity and capital resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. The following table summarizes our total current assets, total current liabilities and working capital at September 30, 2018 as compared to December 31, 2017.

	September 30, 2018	December 31, 2017
	(unaudited)
Total current assets	$196,728	$573,347
Total current liabilities	$112,569	$91,823
Working capital	$84,159	$481,524

The reduction in total current assets between the periods primarily reflects a reduction in cash and holdback receivables from merchants, as well as the collection of a subscription receivable of $99,090 during the 2018 period. The increase in total current liabilities reflects an increase in accounts payable and accrued expenses. We do not have any capital commitments and do not have any external sources of working capital.

Summary of cash flows

	Nine months ended September 30,		Year ended December 31,
	2018	2017	2017	2016
	(unaudited)

Net cash (used) in operating activities	$(275,218)	$(255,837)	$(680,916)	$(2,335)
Net cash (used) in investing activities	$—	$—	$—	$(50,000)
Net cash provided by (used) in financing activities	$147,062	$228,000	$777,296	$60,000

We used cash in our operating activities during the nine months ended September 30, 2018 primarily to fund our net loss, offset by an increase in our accounts payable and accrued expenses and a reduction of our holdback receivable. During the nine months ended September 30, 2017, we used cash in our operating activities primarily to fund our net loss which was offset by increases in our holdback receivable and accounts payable and accrued expenses.

The increase in cash used in our operating activities in 2017 as compared to 2016, reflects both cash used to fund our net loss as well as an increase in our holdback receivable during the 2017 period.

Net cash used in investing activities during 2016 reflects the purchase of our e-mail subscriber list.

Net cash provided by financing activities during the nine months ended September 30, 2018 reflects proceeds from the sale of our securities in a private placement and the collection of the subscription receivable from 2017. Net cash used in financing activities during the nine months ended September 30, 2017 reflects proceeds from a related party loan, net of the partial repayment of the note.

During 2017, net cash provided by financing activities primarily reflects the sale of securities by us in a private placement and proceeds of loans from related parties, offset by repayments of those loans and the repurchase of shares of our common stock from a stockholder. During 2016, net cash provided in financing activities reflects the proceeds of a related party loan.

Going concern and management’s liquidity plans

We have experienced recurring operating losses and negative operating cash flows, and have financed our recent working capital requirements primarily through the issuance of debt and equity securities, as well as borrowings from related parties. We reported a net loss of $434,137 for 2017 and net cash used in operations of $680,916. We reported a net loss of $465,832 for the first nine months of 2018 and net cash used in operations of $275,218. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements appearing elsewhere in this prospectus do not include any adjustments that might result from the outcome of this uncertainty. The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. There are no assurances we will be successful in our efforts to report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

Our ability to continue to grow our business is dependent upon our ability to raise additional sufficient capital to fund our operating expenses, including advertising, until such time, if ever, that we are able to report profitable operations, as well as for our short-term and long-term growth plans. We do not generate operating income and we are presently are relying on cash we receive from the holdback receivable when it is released to us to pay our operating expenses. Our management estimates that we require approximately $5,000,000 in additional working capital during the next 12 months in order to meet our current business objectives, including the development of new indicators for our Lifestyle Blueprint platform, the addition of print versions of our DWD Protocol, expanding our supplement product line and additional subscription content offerings for our customers. This additional working capital is also necessary to fund increases in our advertising and marketing costs, costs associated with the development of additional infrastructure to support our expected growth, as well as funds to pay our operating expenses and general working capital. While we were successful in raising funds privately during late 2017 and into the first quarter of 2018 as described elsewhere herein, and will seek to do so in future periods, we do not have any firm commitments to provide any additional capital to us. There are no assurances we will be successful in securing the additional capital necessary to grow our company and pay our operating expenses. Any delay in raising sufficient funds could adversely impact our ability to continue to increase our revenues in future periods. In addition, if we are unable to raise the necessary additional working capital, we may be forced to reduce certain operating expenses in an effort to conserve our working capital which will adversely impact our revenues and results of operations in future periods and there are no assurances we could continue as a going concern.

Critical accounting policies

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include how we record net revenues, estimates related to the allowance for doubtful accounts and the valuation of warrants that are deemed to be not indexed to our common stock. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 3 to our audited financial statements appearing elsewhere in this prospectus.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board, or “FASB,” or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Off balance sheet arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

MANAGEMENT

The following table provides information on our executive officers and directors:

Name	Age	Positions
Alex J. Mannine	30	Chief Executive Officer, Secretary, Director
Stanislav Bezusov	31	Executive Vice President, Chief Technology Officer, Chief Operating Officer, Director
Sergei Stetsenko	48	Director

Alex J. Mannine. Mr. Mannine has served as a member of our board of directors and our Chief Executive Officer since co-founding our company in July 2015. Prior to founding our company, Mr. Mannine was the founder of The Iron Wing, Inc., an independent news network focused on long-term investing, retirement planning and healthy living, from December 2014 through June 2015. From 2011 through December 2013, Mr. Mannine was initially a Director of Transmedia Operations of American Lantern Press and thereafter the Director of Digital User Experience at its MoneyMetals.com, a gold and silver bullion company. Mr. Mannine received his Bachelor of Arts in Web Design & Interactive Media from The Art Institute of Charlotte in 2010. Our board of directors has concluded that based upon Mr. Mannine’s specific experience, qualifications, attributes and skills as the co-founder of both our company and The Iron Wing, Inc., Mr. Mannine should be serving as a member of the board of directors of our company.

Stanislav Bezusov. Mr. Bezusov has served as Executive Vice President, Chief Technology Officer and Chief Operations Officer of our company since co-founding the company in July 2015 and as a member of our board of directors since June 2018. From July 2015 until July 2017 Mr. Bezusov was also a member of our board of directors. From 2010 until co-founding our company in 2015, Mr. Bezusov was self employed as a software developer. Mr. Bezusov received his BS in Applied Mathematics in 2007 and his Masters in Computer Sciences in 2008 from Vasyl Stefanyk Precarpathian National University in Ivano-Frankivsk, Ukraine. Our board of directors has concluded that based upon Mr. Bezusov’s specific experience, qualifications, attributes and skills as the co-founder of our company and a software developer, Mr. Bezusov should be serving as a member of the board of directors of our company.

Sergei Stetsenko. Mr. Stetsenko, a co-founder of our company, has been a member of our board of directors since April 2016. Since 2008 Mr. Stetsenko has been the Chief Executive Officer of CRG Finance AG, a Zug, Switzerland-based private venture capital investment company which invests in small and midsized companies in North America, Europe, Commonwealth of Independent States (CIS), Africa and Brazil. Since June 2017 he has served as a member of the board of directors of BlockchainK2 Corp. (TSXV: BITK), and since April 2017 he has served as a member of the board of directors of Greatbanks Resources Ltd. (TSXV: GTB). Our board of directors concluded that based upon his specific experience, qualifications, attributes and skills as the co-founder of our company and his senior executive positions with previous companies, Mr. Stetsenko should be serving as a director of our company.

There are no family relationships between any of our directors and/or executive officers.

Medical Advisor

Dr. Erica Song serves as our Lead Medical Advisor. Dr. Song is board-certified in Obstetrics and Gynecology and is a functional medicine and integrative physician and holistic health coach. She graduated from Massachusetts Institute of Technology with a bachelor’s degree in Art and Design. She completed medical school at New York University, graduating with honors. Dr. Song completed residency also at NYU, during which time she won numerous teaching, research and clinical awards. She has pursued additional training through the Institute for Functional Medicine, the Metabolic Medical Institute and the Academy for Anti-Aging, Regenerative and Functional Medicine. She has completed training in stem cell procedures, protocols, and treatment at the California Stem Cell Treatment Center / Cell Surgical Network, under the direction of Dr. Mark Berman and Dr. Eliot Lander, founders of the California Stem Cell Treatment Center. Dr. Song is a certified nutritional holistic health coach through the Institute for Integrative Nutrition. She founded Vibrant Life Medicine for men and women based on the philosophy of integrating the best of conventional medicine with functional, metabolic, regenerative and complementary medicine customized to meet the unique needs of each patient. New Jersey Stem Cell Treatment Center, a division of Vibrant Life Medicine, offers regenerative medicine therapies with stem cells. At Vibrant Life Medicine and New Jersey Stem Cell Treatment Center, Dr. Song and her multi-disciplinary team of holistic specialists offer gynecologic services, functional medicine consultations and wellness programs for men and women, stem cell and platelet-rich plasma therapies, weight management programs, hormone optimization with bio-identical hormones, metabolic detoxification, lifestyle and nutrition counseling, acupuncture, massage, Reiki and mind-body medicine.

We engaged Dr. Song in March 2018 to serve as our Lead Medical Advisor under the terms of an advisory agreement and to provide ongoing support of medical quality control of our DWD Protocol, other to-be-determined protocols, insight and guidance to us on the development of further programs and information products for our DWD brand, advice on possible new business opportunities for our company, and reviewing and commenting upon current DWD materials and medical recommendations. The initial term of the agreement is one year, subject to both earlier termination or additional one year renewal terms as agreed upon by the parties. We paid Dr. Song an initial retainer of $5,000 and pay her a monthly fee of $2,000. In addition, we issued Dr. Song a five-warrant to purchase 100,000 shares of our common stock at an exercise price of $0.90 per share, vesting in thirds on the date of this prospectus, one year after the date of this prospectus and two years after the date of this prospectus. The warrant, which is exercisable on a cashless basis, is subject to immediate termination upon certain events, including the closing of an initial underwritten public offering by us, the closing of the sale or transfer of all or substantially all of our assets, or the closing of the acquisition of our company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange or purchase of the outstanding shares of our capital stock such that our stockholders prior to such transaction own, directly or indirectly, less than 90% of the voting power of the surviving entity The agreement contains customary confidentiality, non-compete and indemnification provisions.

Board of directors

Each director will be elected at our annual meeting of stockholders and will hold office until the next annual meeting of stockholders, or until his successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the stockholders.

Board leadership structure and board’s role in risk oversight

The board of directors oversees our business affairs and monitors the performance of management. While we do not presently have any independent directors, as our business grows we expect to expand our board to include independent directors and establishing committees of our board.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks we face, while the board, as a whole, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Committees of the board; stockholder nominations; audit committee financial expert

We have not established any committees of our board of directors, including an audit committee, a compensation committee or a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by the board of directors as a whole. Because we do not have any independent directors, we believe that the establishment of these committees would be more form than substance.

Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent, and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors.

We do not have a policy regarding the consideration of any director candidates, which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our board has not considered or adopted any of these policies, as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

Audit committee financial expert

Mr. Stetsenko, one of our directors, is considered an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or board of directors who:

•	understands generally accepted accounting principles and financial statements;

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves;

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements;

•	understands internal controls over financial reporting; and

•	understands audit committee functions.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our President and Chief Executive Officer and Chief Operating Officer, and which will apply to our Chief Financial Officer or any other persons performing similar functions, if and when such positions are hired by us. This code provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and full, fair, accurate, timely and understandable disclosure in reports we file with the Securities Exchange Commission. A copy of this Code of Business Conduct and Ethics is available without charge upon written request to our Corporate Secretary at our principal executive offices.

Director compensation

Our board of directors has not adopted a director compensation policy. During 2016 we paid Mr. Stetsenko $50,000 as a director fee. We did not compensate our directors for their services on the board during 2017. During 2016 and 2017 we also pay an affiliate of Mr. Stetsenko’s fees for consulting services as described later in this prospectus under “Related Party Transactions”.

Terminated stockholders’ agreement

In July 2015 following the formation of our company Messrs. Mannine, Bezusov and Stetsenko entered into a stockholders’ agreement with us which, as amended, contained various terms related to rights to designate members of the board of directors, establishing super majority voting rights under certain circumstances, rights of first refusal on the sale of shares of securities by any of these founding stockholders, drag along and tag along rights, a call option as well as non-compete and confidentiality provisions. In July 2017 following his purchase of shares of our securities from Messrs. Mannine and Bezusov in private transactions, Mr. Christos Livadas executed a joinder agreement becoming a party to the stockholders’ agreement. In June 2018 the parties to this stockholders’ agreement terminated the agreement. Mr. Livadas continues to provide advisory services from time to time to our management on an informal basis without compensation.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two years for:

•	our principal executive officer or other individual serving in a similar capacity;
•	our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2017; and
•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2017.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Alex J. Mannine,	2017	89,200	185,610	0	0	0	0	0	274,810
Chief Executive Officer	2016	54,615	97,430	0	0	0	0	0	152,045

Employment agreements and how our executive’s compensation is determined

Mr. Mannine

Mr. Mannine’s compensation has historically been determined by the board of directors of which he is a member. In June 2018, we entered into an employment agreement with Mr. Mannine pursuant to which he was engaged to serve as our Chief Executive Officer. The initial term of the agreement expires in June 2023, subject to successive automatic one year renewals unless a non-renewal notice is received by either party at least 90 days prior to the expiration of the then current renewal term. Mr. Mannine’s compensation includes:

•	an annual base salary of $130,000, subject to an annual review with an increase of at least 5% per annum as determined by the board of directors;

•	an annual bonus as determined by the board of directors;

•

a grant of 10 year options to purchase 100,000 shares of our common stock at an exercise price of $0.225 per share which vest upon the effectiveness of the registration statement of which this prospectus forms a part;

•	participation in all benefit plans we may offer our employees; and

•	20 paid vacation days annually.

Mr. Mannine's employment agreement may be terminated, and he is entitled to certain payments upon such termination, as follows:

•

if we should terminate Mr. Mannine’s employment without “cause” or if he should resign for “good reason" or if a “change of control” occurs, we are obligated to pay him a lump-sum severance payment equal to the sum of three months’ base salary, plus one month for every year he was employed and 50% of three years annual bonus (based on the prior year’s compensation);

•

if Mr. Mannine’s employment is terminated as a result of his death or disability, he is entitled to receive his base salary and a pro rata annual bonus, if any, based on the year during which such termination is effective; or

•

if we should terminate Mr. Mannine for “cause,” or if he voluntarily terminates the agreement, he is entitled to receive his base salary only through the date of termination, and he is not be entitled to any other compensation for the calendar year during which the termination occurs or any subsequent calendar period, including, but not limited to, any annual bonus, if any, that has not already been paid.

The employment agreement with Mr. Mannine contains customary confidentiality, non-compete and indemnification clauses.

Mr. Bezusov

We are not a party to an employment agreement with Mr. Bezusov and the compensation he is paid for his services which is in the form of consulting fees is determined by the board of directors. Our current verbal agreement with Mr. Bezusov provides that we will pay him a monthly fee of $8,300 for his services. In 2017 and 2016 we paid Mr. Bezusov $63,300 and $102,950, respectively, in consulting fees.

Outstanding equity awards at fiscal year-end

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2017:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Alex J. Mannine	—	—	—	—	—	—	—	—	—

Limitation on liability

Our amended and restated certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our amended and restated certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

At November 26, 2018, we had 11,399,830 shares of our common stock issued and outstanding which is our only class of voting securities. The following table sets forth information regarding the beneficial ownership of our common stock as of November 26, 2018 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is in care of 596 Herrons Ferry Road, Suite 301, Rock Hill, South Carolina 29730. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and Address of Beneficial Owner	Shares	%
Alex J. Mannine (1)	2,638,889	23.1%
Stanislav Bezusov	1,250,000	11.0%
Sergei Stetsenko (2)	1,885,766	16.0%
All officers and directors as a group (three persons) (1)(2)	5,774,655	49.0%

———————

(1)

The number of shares beneficially owned by Mr. Mannine includes 2,639,889 shares held of record by Bring Forth Good LLC, an entity over which has sole voting and dispositive control. The number of shares beneficially owned by Mr. Mannine excludes 100,000 shares of our common stock underlying an option exercisable at $0.225 per share which has not yet vested.

(2)

The number of shares beneficially owned by Mr. Stetsenko includes 385,766 shares issuable upon the exercise of an warrant exercisable at $0.225 per share expiring in January 2023 held of record by CRG Finance AG. Mr. Stetsenko has voting and dispositive control over securities held of record by that entity.

Securities authorized for issuance under equity compensation plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
2017 Equity Incentive Plan:	1,100,000	—	1,100,000
Plans not approved by stockholders:	0	—	—

2017 Equity Incentive Plan

In December 2017 our board of directors adopted our 2017 Equity Incentive Plan, or the “2017 Plan.” Our stockholders ratified the 2017 Plan in December 2017. The purpose of the 2017 Plan is to encourage ownership in our company by our officers, directors, employees and consultants, and to incentivize and align the interests of the plan participants with the interests of our stockholders. We have reserved 1,100,000 shares of our common stock for issuance under the 2017 Plan. 2017 Plan grants may be:

•	incentive stock options (ISOs);

•	non-statutory stock options (NSOs);

•	stock awards, including shares of our common stock and stock units; and

•	stock appreciation rights (SARs).

The board of directors or a committee of the board of directors administers the 2017 Plan. Presently, the 2017 Plan is administered by our board of directors. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or a committee of the board of directors, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the plan are determined by the board of directors or committee of the board of directors at the time of grant. The 2017 Plan provides that the maximum value of any award during any calendar year cannot exceed $1,000,000.

Any option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted under the 2017 Plan to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The 2017 Plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any plan participant during any calendar year cannot exceed $100,000. Option awards may provide for the exercise by means of cash, consideration received by us under a broker-assisted sale and remittance program, cashless exercise, any other consideration legally permitted, or a combination of the foregoing. The 2017 Plan administrator may also determine the method of payment of the exercise price at the time the option is being exercised. Grants under the 2017 Plan are not transferrable.

Generally, options which are exercisable at the date of the plan participant’s termination from our employment or severance of the relationship with our company must be exercised within three months of the termination date; the plan administrator may extend the exercise period of the option for a separated plan participant providing that the extended date does not go beyond the original expiration date of the option. Similarly, generally options which are exercisable at the date of the plan participant’s disability or death must be exercised within six months of the termination date in the event of the disability of the plan participant or 12 months following the plan participant’s death. In our discretion, any outstanding options held by a plan participant terminated for cause may be immediately cancelled.

In the event there is a “change in control” of our company as defined in the 2017 Plan, as determined by the board of directors or the committee, we may in our discretion:

•	provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise or purchase price applicable) to, each outstanding award;

•	accelerate the vesting of options and terminate any restrictions on stock awards; and/or

•

provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.

The number of shares of our common stock underlying any outstanding but unexercised option and the exercise price of that option will be proportionally adjusted in the event of stock split, stock combinations, dividends and similar corporate events.

RELATED PARTY TRANSACTIONS

In July 2015 we borrowed $200,000 from CRG Finance AG, an entity controlled by Mr. Stetsenko, a co-founder of our company and a member of the board of directors, under the terms of a 10-year secured promissory note. We utilized these funds for working capital. The note bore interest at 2.75% per annum and was collateralized by a first position security interest in our assets. From August 2015 through March 2016, we borrowed $195,000 from CRG Finance AG, of which $50,000 was repaid during the year ended December 31, 2016, and the balance of $145,000 in principal plus accrued interest of $5,872 was repaid in 2017 utilizing a portion of the proceeds we received from the private placement of our shares of common stock described earlier in this prospectus under “Prospectus Summary – Summary of the Offering.”

In 2016 we advanced $60,300 to Mr. Mannine as an unsecured loan. At the end of 2016 he converted this advance to compensation.

In 2017 and 2016 we paid CRG Finance AG $27,000 and $12,000, respectively, in consulting fees. We paid CRG Finance AG an additional $10,000 in consulting fees during the nine months ended September 30, 2018.

In July 2017 we borrowed $125,000 from each of Mr. Mannine and Mr. Bezusov under the terms of identical unsecured promissory notes. The notes, which bore interest at 10% per annum, maturing 18 months from the date of issuance. Principal and interest under these notes automatically converted into shares of our common stock at such time we closed a financing of at least $1 million, or at any time at the option of the holder, at a conversion price that was equal to the lowest per share purchase price of capital stock issued in the financing. The notes also contained certain acceleration clauses upon an “acquisition event” as described in the note, which also includes a change of control of 50% or more of the outstanding equity interests of our company. In December 2017, Mr. Mannine converted the principal and interest due under his note into 138,889 shares of our common stock in full satisfaction of his note. In November 2017 we also repaid Mr. Bezusov $125,000 in full satisfaction of his note utilizing a portion of the proceeds we received from the private placement of our shares of common stock described earlier in this prospectus under “Prospectus Summary – Summary of the Offering.” Mr. Bezusov forgave the accrued interest associated with that note.

In May, 2018 we entered into an Amended and Restated Strategic Financing & Corporate Development Agreement with CRG Finance AG, which was amended and restated an earlier agreement entered into in October 2017. We have engaged this company to serve as our non-exclusive strategic financing and corporate development services provider and to render certain advice and services to us as we may reasonably request concerning equity or debt financings, strategic planning, merger and acquisition possibilities and business development activities. The scope of services under this agreement also includes introducing us to one or more non-U.S. persons, as that term is defined in Regulation S under the Securities Act, in connection with possible debt or equity financings or potential lenders. The initial term of the agreement expires in May 2019, subject to automatic one year renewals unless notice of non-renewal is provided by either party at least 30 days prior to the renewal term commencement.

As compensation under the terms of this agreement, we agreed to pay CRG Finance AG certain fees for transactions which are consummated during the term of the agreement and for a one year period following the termination of the agreement, including:

•

a fee equal to 7% of the proceeds received by us plus a warrant exercisable into 7% of the shares of our common stock at the offering price of our shares for sales by us of equity or equity-linked securities to non-U.S. Persons introduced to us by CRG Finance AG;

•

a fee equal to 1% of the total gross cash proceeds or non-cash consideration received by us, together with a five year warrant exercisable into 1% of the securities issued or to be issued by us in a business combination with a non-U.S. person first introduced to us by CRG Finance AG;

•

a fee equal to 1% of consideration received by us in any debt financing not convertible into equity, including, but not limited to, a revolving credit line or credit enhancement instrument, including on an insured or guarantee basis, with a non-U.S. Person first introduced to us by CRG Finance AG; and

•	a fee equal to 2% of any revenue-producing contract, fee-sharing arrangement, licensing, royalty or similar agreement with a non-U.S. Person first introduced to us by CRG Finance AG.

In addition to the foregoing fees, we have agreed to reimburse CRG Finance AG for its pre-approved out of pocket expenses it incurs under the terms of the agreement. The agreement contains customary confidentiality and indemnification provisions.

Between November 2017 and January 2018 we paid CRG Finance AG an aggregate cash fee of $84,000 and issued it a five year warrant to purchase 385,766 shares of our common stock at an exercise price of $0.225 per share as compensation for introducing the non-U.S. Persons to us who purchased shares in our private placement described earlier in this prospectus. The term of the warrant includes piggy-back registration rights which are exercisable at any time after the date of this prospectus.

In January 2018 Mr. Alex Mannine, our Chief Executive Officer and a member of our board of directors, returned 1,250,000 shares of common stock to us for no consideration and such shares were cancelled.

In January 2018 Mr. Sergei Stetsenko, a member of our board of directors, returned 1,000,000 shares of common stock to us for no consideration and such shares were cancelled.

Both Mr. Mannine and Mr. Stetsenko decided to return these shares to us for no consideration so that the internal valuation of our company prior to our private placement which is described elsewhere in this prospectus was fair to the purchasers of our shares in that offering based upon the judgment of our management in order to provide prospective investors with a greater percentage of ownership interest in the company.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.0001 par value per share. As of November 26, 2018 there were 11,399,830 shares of common stock no shares of preferred stock issued or outstanding.

Common stock

Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Warrants

At November 26, 2018 we have outstanding warrants to purchase an aggregate of 485,766 shares of our common stock expiring between January 2023 and March 2023 with exercise prices ranging from $0.225 to$0.90 per share, including warrants to purchase 100,000 shares of our common stock which is exercisable on a cashless basis.

Transfer agent

The transfer agent for our common stock is V Stock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598, telephone number (212) 828-8436.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Pearlman Law Group LLP, Fort Lauderdale, FL.

EXPERTS

The audited financial statements included in this prospectus have been audited by Liggett & Webb, P.A., independent registered public accountants, and have been so included in reliance upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the Securities and Exchange Commission's website at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

VYNLEADS, INC.

Vynleads, Inc.

Condensed Balance Sheets

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash	$7,835	$135,991
Subscriptions receivable	—	99,090
Holdback receivable from merchant, net of reserve for refunds of $18,076 and $58,188 as of September 30, 2018 and December 31, 2017, respectively	188,893	338,266
Total current assets	196,728	573,347
Intangible assets, net	4,288	16,880
Deferred tax asset, net	9,826	9,826
Total assets	$210,842	$600,053

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$112,569	$91,823
Total current liabilities	112,569	91,823
Total liabilities	112,569	91,823

Commitments and contingencies (See Note 5)	—	—

Stockholders' equity:
Preferred stock; $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of September 30, 2018 and December 31, 2017	—	—
Common stock; $0.0001 par value; 50,000,000 shares authorized; 11,399,830 shares and 13,397,613 shares issued and outstanding as of September 30, 2018 and December 31, 2017	1,140	1,340
Additional paid-in capital	1,076,124	1,020,049
Accumulated deficit	(978,991)	(513,159)
Total stockholders’ equity	98,273	508,230
Total liabilities and stockholders’ equity	$210,842	$600,053

The accompanying notes are an integral part of these condensed financial statements.

Vynleads, Inc.

Condensed Statements of Operations

(unaudited)

	For the Nine Months Ended September 30,
	2018	2017

Revenue, net of refunds and chargebacks of $295,521 and $332,469, respectively	$1,710,417	$2,104,253

Costs and Expenses:
Cost of revenue	803,696	784,978
Advertising	844,307	1,141,027
Selling, general and administrative expense	527,072	462,491
Total costs and expenses	2,175,075	2,388,496
Loss from operations	(464,658)	(284,243)
Interest expense, net	(1,174)	(897)
Net loss before provision for income taxes	(465,832)	(285,140)
Provision for income taxes	—	—
Net loss	$(465,832)	$(285,140)

Net loss per common share, basic and diluted	$(0.04)	$(0.03)

Weighted average common shares outstanding, basic and diluted	11,827,683	10,000,000

The accompanying notes are an integral part of these condensed financial statements.

Vynleads, Inc.

Condensed Statement of Stockholders' Equity

For the Nine Months Ended September 30, 2018

(unaudited)

			Additional		Total
	Common Stock		paid-in	Accumulated	stockholders'
	Shares	Amount	capital	deficit	equity

Balance at December 31, 2017	13,397,613	$1,340	$1,020,049	$(513,159)	$508,230
Issuance of Common Stock for cash, net of offering fees	252,217	25	47,947	—	47,972
Cancellation of Common Stock	(2,250,000)	(225)	225	—	—
Stock-based compensation	—	—	7,903	—	7,903
Net loss	—	—	—	(465,832)	(465,832)
Balance at September 30, 2018	11,399,830	$1,140	$1,076,124	$(978,991)	$98,273

The accompanying notes are an integral part of these condensed financial statements.

Vynleads, Inc.

Condensed Statements of Cash Flows

(unaudited)

	For the Nine Months Ended September 30,
	2018	2017

Cash flows from operating activities:
Net loss	$(465,832)	$(285,140)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Amortization	12,592	12,592
Stock-based compensation	7,903	—
Changes in assets and liabilities:
Holdback receivable	149,373	(164,732)
Prepaid expenses and other current assets	—	2,000
Accounts payable and accrued expenses	20,746	179,443
Net cash flows used in operating activities	(275,218)	(255,837)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	47,972	—
Collection of subscription receivable	99,090	—
Proceeds from convertible notes payable to related parties	—	250,000
Repayment of related party notes payable	—	(22,000)
Net cash flows provided by financing activities	147,062	228,000
Net decrease in cash	(128,156)	(27,837)
Cash at beginning of period	135,991	39,611
Cash at end of period	$7,835	$11,774

Supplemental disclosure of cash flow information:
Income taxes paid	$—	$12,816
Interest paid	$1,174	$897

The accompanying notes are an integral part of these condensed financial statements.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

1.

Business

Vynleads, Inc. (“Vynleads”) was incorporated as a Delaware corporation on July 15, 2015. We are a provider of health and wellness information principally targeted to people who are pre-diabetes or who have type 2 diabetes. We provide information to our customers who are seeking to make healthy choices by providing clear, generic blueprints, education, resources, and support. Our core product is our proprietary Lifestyle Blueprint, a digital guide that provides dietary recommendations for a very low calorie eight week diet together with information focusing on what, how and how much a person eats, nutritional information and how a person’s body does and does not use food to enable our customers to continue leading a more successful lifestyle. We also offer nutritional supplements and monthly subscriptions to our proprietary newsletter which covers a wide variety of healthy living-related topics.

Our corporate headquarters are located in Rock Hill, South Carolina.

2.

Liquidity and Going Concern

Our condensed financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since July 15, 2015, the date of our inception, we have experienced recurring operating losses and negative operating cash flows, and have financed our recent working capital requirements primarily through the issuance of debt and equity securities, as well as borrowings from related parties. During the nine months ended September 30, 2018 and 2017, we have reported net losses of $465,832 and $285,140, respectively. As of September 30, 2018 our working capital was $84,159, our accumulated deficit was $978,991, and we had negative cash flows from operations of $275,218. As a result, management believes that there is substantial doubt about our ability to continue as a going concern.

Despite our current sales, expense, cash flow projections, and aggregate cash and cash receivable from our merchants, net of reserve for refunds of $188,893, we will require substantial funds to expand service and product offerings into additional areas, market and promote our services and product offerings; and develop and grow our infrastructure and corporate organization. Our capital requirements depend on numerous factors, including but not limited to our ability to generate sufficient revenues to pay our operating expenses.

Our ability to meet our current and projected obligations depends on our ability to generate sufficient sales and to control expenses and will require that we seek additional capital through private and/or public financing sources. There can be no assurances that we will achieve our forecasted financial results or that we will be able to raise additional capital to operate our business. Any such failure would have a material adverse impact on our liquidity and financial condition and could force us to curtail or discontinue operations entirely and could require us to file for protection under bankruptcy laws. These conditions raise substantial doubt as to our ability to continue as a going concern.

3.

Summary of Significant Accounting Policies

Basis of Presentation

The accompanying interim unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. In the opinion of the Company’s management, all adjustments necessary to present fairly the results of operations and cash flows for the nine months ended September 30, 2018 and the financial position as of September 30, 2018 have been made. The results of operations for such interim period are not necessarily indicative of the operating results expected for the year ended December 31, 2018.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Use of Accounting Estimates

The preparation of condensed financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We believe that judgement is involved in determining the valuation of our reserve for refunds, our holdback reserve, the fair value-based measurement of stock-based compensation, accruals and the estimated useful life of intangible assets. We evaluate our estimates and assumptions as facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates and assumptions, and those differences could be material to the condensed financial statements.

Cash

Cash includes cash on hand, is deposited at one area bank and may exceed federally insured limits at times. We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheets for cash and cash equivalents approximate their fair value.

Holdback Receivable

Holdback receivable includes a merchant holdback net of a reserve for refunds, which reserve is $18,076 and $58,188 as of September 30, 2018 and December 31, 2017, respectively.

Intangible Assets

We evaluate the carrying value of our intangible assets whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. To date, we have not recorded any impairment charges on our intangible assets.

In January 2016, we purchased an e-mail subscriber list and other related information for $50,000. We estimated the useful life of this asset to be three years from the date of acquisition and recorded amortization of $12,592 during the nine month periods ended September 30, 2018 and 2017.

Revenue Recognition

The Company accounts for revenue in accordance with Topic 606, which the Company adopted on January 1, 2018, using the modified retrospective method. The adoption of Topic 606 did not have a material impact on the timing or amounts of revenue recognized in our unaudited condensed financial statements and therefore did not have a material impact on our financial position, results of operations, equity or cash flows as of the adoption date or for the nine months ended September 30, 2018. The Company did not recognize any cumulative-effect adjustment to retained earnings upon adoption as the impact was immaterial. Also, the comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

Revenues are recognized when the Company satisfies a performance obligation by transferring control of the promised goods or services to our customers at a point in time, in an amount specified in the contract with our customer and that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company also assesses our customer’s ability and intention to pay, which is based on a variety of factors including our customer’s historical payment experience and financial condition.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

We generate revenues primarily from (i) internet content subscriptions and (ii) sales of nutritional supplements. Revenues are recognized upon the acceptance of subscription membership or shipment of nutritional supplements, provided that an order has been received or a contract executed, there are no uncertainties regarding customer acceptance, the sales price is fixed or determinable and collection is deemed reasonably assured. If uncertainties regarding customer acceptance exist, we recognize revenues when those uncertainties are resolved, and title has been transferred to the customer. Amounts collected or billed prior to satisfying the above revenue recognition criteria are recorded as deferred revenue.

Our percentages of revenue by type for the nine months ended September 30, 2018 and 2017 are as follows:

	Nine months ended September 30,
	2018	2017
Internet content subscriptions	45.6%	35.9%
Nutritional supplements	54.4%	64.1%

Shipping and Handling Costs

We include shipping and handling fees billed to customers as revenue and shipping and handling costs for shipments to customers as cost of revenue.

Advertising Costs

Advertising costs for the nine months ended September 30, 2018 and 2017 were $844,307 and $1,141,027, respectively. Advertising costs are expensed as incurred or at the first time the advertising activity takes place.

Software Development Costs

Software development costs are expensed as incurred. ASC 985-20, Software Industry Costs of Software to Be Sold, Leased or Marketed (“ASC 985-20”), requires the capitalization of certain development costs of software to be sold once technological feasibility is established, which the Company defines as completion to the point of marketability. The capitalized cost is then amortized on a straight-line basis over the estimated product life. To date, the software development costs qualifying for capitalization have been immaterial. Accordingly, the Company has not capitalized any software development costs under ASC 985-20. During the nine months ended September 30, 2018 and 2017 we spent $16,264 and $0, respectively, on mobile application development activities, which costs are primarily comprised of amounts paid to our software developers.

Income (Loss) Per Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per common share is based upon the weighted-average common shares outstanding during the period plus additional weighted-average common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding common stock using the treasury stock method. In addition, the numerator is adjusted for any changes in income (loss) that would result from the assumed conversion of potential shares. Potentially dilutive shares, which were excluded from the diluted income (loss) per share calculations because the effect would be antidilutive, or the exercise prices of the warrants or options were greater than the average market price of the common shares, were 585,766 and 0 shares for the nine months ended September 30, 2018 and 2017, respectively.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Income Taxes

The Tax Cuts and Jobs Act (the “TCJA”) was enacted on December 22, 2017. The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, effective as of January 1, 2018; limitation of the tax deduction for interest expense; limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses arising in taxable years beginning after December 31, 2017 (though any such tax losses may be carried forward indefinitely).

The staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 to address the application of U.S. GAAP in situations when a registrant does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the TCJA. In connection with the initial analysis of the impact of the TCJA, we re-measured our deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%. The re-measurement of our deferred tax assets and liabilities was offset by a change in the valuation allowance.

We are still in the process of analyzing the impact to us of the TCJA. Where we have been able to make reasonable estimates of the effects related to which our analysis is not yet complete, we have recorded provisional amounts. The ultimate impact to our financial statements of the TCJA may differ from the provisional amounts due to, among other things, additional analysis, changes in interpretations and assumptions we have made, additional regulatory guidance that may be issued, and actions we may take as a result of the TCJA. The accounting is expected to be complete by December 31, 2018.

The provision for income taxes includes federal, state, local and foreign taxes. Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be recovered or settled. We evaluate the realizability of our deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.

We account for uncertain tax positions using a “more-likely-than-not” threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. We evaluate this tax position on a quarterly basis. We also accrue for potential interest and penalties, if applicable, related to unrecognized tax benefits in income tax expense.

Stock-Based Compensation

Stock-based compensation is measured at the grant date based on the estimated fair value of the award and is recognized as an expense over the requisite service period. The valuation of employee stock options is an inherently subjective process, since market values are generally not available for long-term, non-transferable employee stock options. Accordingly, the Black-Scholes option pricing model is utilized to derive an estimated fair value. The Black-Scholes pricing model requires the consideration of the following six variables for purposes of estimating fair value:

•	the stock option exercise price;
•	the expected term of the option;
•	the grant date price of our common stock, which is issuable upon exercise of the option;
•	the expected volatility of our common stock;
•	the expected dividends on our common stock (we do not anticipate paying dividends in the foreseeable future); and
•	the risk-free interest rate for the expected option term.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Expected Dividends. We have never declared or paid any cash dividends on any of our capital stock and do not expect to do so in the foreseeable future. Accordingly, we use an expected dividend yield of zero to calculate the grant-date fair value of a stock option.

Expected Volatility. The expected volatility is a measure of the amount by which our stock price is expected to fluctuate during the expected term of options granted. We determine the expected volatility solely based upon the historical volatility of our common stock over a period commensurate with the option’s expected term. We do not believe that the future volatility of our common stock over an option’s expected term is likely to differ significantly from the past.

Risk-Free Interest Rate. The risk-free interest rate is the implied yield available on U.S. Treasury zero-coupon issues with a remaining term equal to the option’s expected term on the grant date.

Expected Term. For option grants subsequent to the adoption of the fair value recognition provisions of the accounting standards, the expected life of stock options granted is based on the actual vesting date and the end of the contractual term.

Stock Option Exercise Price and Grant Date Price of Common Stock. The closing market price of our common stock on the date of grant.

We are required to estimate the level of award forfeitures expected to occur and record compensation expense only for those awards that are ultimately expected to vest. This requirement applies to all awards that are not yet vested. Due to the limited number of unvested options outstanding, all of which are held by our Chief Executive Officer, we have estimated a zero forfeiture rate. We will revisit this assumption periodically and as changes in the composition of the option pool dictate.

Fair Value of Financial Instruments

We follow Accounting Standards Codification 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures,” for fair value measurements. ASC 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The hierarchy established under ASC 820-10 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1 - Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. As required by ASC 820-10, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

Level 3 - Pricing inputs are unobservable for the investment, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Level 3 includes investments that are supported by little or no market activity.

The carrying amounts of our cash, holdback receivable, subscriptions receivable, accounts payable and accrued expenses approximate their fair values due to their short-term maturities as of September 30, 2018 and December 31, 2017.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Recent Accounting Pronouncements

We have evaluated all issued but not yet effective accounting pronouncements and determined that, other than the following, they are either immaterial or not relevant to us.

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) “ASU 2016 - 02 Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets - referred to as “lessees” - to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.

Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current U.S. GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current U.S. GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee - also known as lessor accounting - will remain largely unchanged from current U.S. GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

In January 2016, the FASB issued “ASU 2016 - 01 Recognition and Measurement of Financial Assets and Financial Liabilities,” intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing U.S. GAAP by:

•

Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

•	Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;
•

Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

•	Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;
•

Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

•

Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In April 2016, the FASB issued ASU 2016–10 Revenue from Contracts with Customers (Topic 606): identifying Performance Obligations and Licensing “The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The Company adopted Topic 606 using the modified retrospective method on January 1, 2018. The adoption of Topic 606 did not have a material impact on the timing or amounts of revenue recognized in our unaudited condensed financial statements and therefore did not have a material impact on our financial position, results of operations, equity or cash flows as of the adoption date or for the nine months ended September 30, 2018. Furthermore, we expect the impact of the adoption of the new standard to be immaterial to our revenue and gross profit on an ongoing basis. We did not recognize any cumulative-effect adjustment to retained earnings upon adoption as the impact was immaterial. Also, the comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

In June 2018, the FASB issued ASU 2018-07 “Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” This ASU relates to the accounting for non-employee share-based payments. The amendment in this Update expands the scope of Topic 718 to include all share-based payment transactions in which a grantor acquired goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The ASU excludes share-based payment awards that relate to (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts from Customers. The share-based payments are to be measured at grant-date fair value of the equity instruments that the entity is obligated to issue when the good or service has been delivered or rendered and all other conditions necessary to earn the right to benefit from the equity instruments have been satisfied. This standard will be effective for public business entities for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, but no earlier than an entity’s adoption of Topic 606. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

4.

Related Party Transactions

On July 15, 2015, we entered into a secured promissory note (the “CRG Note”) with CRG Finance AG (“CRG”). Mr. Sergei Stetsenko is the CEO of CRG and a member of our board of directors. The original principal of the CRG Note was $200,000, matured on July 15, 2025 and bore interest at the rate of 2.75% per annum. Pursuant to a Security Agreement we pledged all of our assets as collateral pursuant to the terms of the CRG Note. The CRG Note allowed for prepayment without any prepayment penalties. From August 2015 through March 2016, we borrowed $195,000 on the CRG Note of which $50,000 was repaid during the year ended December 31, 2016. During the year ended December 31, 2017 we repaid the balance of $145,000 in principal plus accrued interest of $5,872. Following such repayment, the security interest in our assets was released. During the nine months ended September 30, 2018 and 2017, we repaid $0 and $22,000 in principal, respectively. There was no obligation with respect to the CRG Note as of September 30, 2018 and December 31, 2017.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

On October 10, 2017, we entered into a non-exclusive Strategic Financing and Corporate Development Services Agreement (the “Financing Agreement”) with CRG. Pursuant to the Financing Agreement, CRG was retained to help us with certain financing and corporate development initiatives. The initial term of the Financing Agreement was for one year effective from May 1, 2017 and provided for a cash commission of 7% of the gross proceeds of an equity financing derived from non-U.S. investors introduced to us by CRG. In addition, the Financing Agreement provided for additional compensation in the form of five year common stock warrants equal to 7% of the total shares issued in such equity financing at an exercise price equal to the lowest price paid per share in such equity financing. During November and December 2017, as part of a private placement of common stock (the “Private Placement”) we raised $1,183,211 in gross proceeds, issuing 5,258,724 shares of common stock and accrued $82,825 in cash commissions to CRG, of which $68,309 was paid as of December 31, 2017. The remaining $14,516 is recorded in accounts payable as of December 31, 2017 in the accompanying Condensed Balance Sheets. In addition, as of December 31, 2017, CRG had earned 368,111 warrants, which were issued in January 2018.

During January of 2018, as part of the Private Placement, we sold an additional 252,217 shares or our common stock at a price of $0.225 per share, resulting in net proceeds of $47,972 after payment of offering expenses. In connection with these additional issuances, CRG earned commissions of $1,175 and an additional 17,655 fully vested common stock warrants with an exercise price of $0.225. These additional warrants were issued to CRG on January 30, 2018.

In addition to the commission paid for Private Placement, we paid CRG $10,000 and $0, respectively during the nine months ended September 30, 2018 and 2017 in consulting fees.

During the nine months ended September 30, 2018 and 2017, we paid Mr. Stanislav Bezusov, our Chief Operating Officer, $61,000 and $49,000, respectively, in consulting fees pursuant to a verbal agreement with him. Such verbal agreement provides that we pay him a monthly fee of $8,300. We are not a party to an employment agreement with Mr. Bezusov and the compensation he is paid for his services is determined by the board of directors.

On January 22, 2018, Mr. Alex Mannine, our Chief Executive Officer and a member of our board of directors, returned 1,250,000 shares of common stock to us for no consideration and such shares were cancelled.

On January 22, 2018, Mr. Sergei Stetsenko, a member of our board of directors, returned 1,000,000 shares of common stock to us for no consideration and such shares were cancelled.

On May 21, 2018 we entered into an Amended and Restated Strategic Financing & Corporate Development Agreement with CRG which was amended and restated an earlier agreement entered into in October 2017.  We have engaged this company to serve as our non-exclusive strategic financing and corporate development services provider and to render certain advice and services to us as we may reasonably request concerning equity or debt financings, strategic planning, merger and acquisition possibilities and business development activities. The scope of services under this agreement also includes introducing us to one or more non-U.S. persons, as that term is defined in Regulation S under the Securities Act, in connection with possible debt or equity financings or potential lenders. The initial term of the agreement expires in May 2019, subject to automatic one year renewals unless notice of non-renewal is provided by either party at least 30 days prior to the renewal term commencement.

As compensation under the terms of this agreement, we agreed to pay CRG Finance AG certain fees for transactions which are consummated during the term of the agreement and for a one year period following the termination of the agreement, including:

•

a fee equal to 7% of the proceeds received by us plus a warrant exercisable into 7% of the shares of our common stock at the offering price of our shares for sales by us of equity or equity-linked securities to non-U.S. Persons introduced to us by CRG Finance AG;

•

a fee equal to 1% of the total gross cash proceeds or non-cash consideration received by us, together with a five year warrant exercisable into 1% of the securities issued or to be issued by us in a business combination with a non-U.S. person first introduced to us by CRG Finance AG;

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

•

a fee equal to 1% of consideration received by us in any debt financing not convertible into equity, including, but not limited to, a revolving credit line or credit enhancement instrument, including on an insured or guarantee basis, with a non-U.S. Person first introduced to us by CRG Finance AG; and

•	a fee equal to 2% of any revenue-producing contract, fee-sharing arrangement, licensing, royalty or similar agreement with a non-U.S. Person first introduced to us by CRG Finance AG.

In addition to the foregoing fees, we have agreed to reimburse CRG Finance AG for its pre-approved out of pocket expenses it incurs under the terms of the agreement. The agreement contains customary confidentiality and indemnification provisions.

5.

Commitments and Contingencies

Employment Agreement

On June 14, 2018, we entered into an employment agreement with Mr. Mannine pursuant to which he was engaged to serve as our Chief Executive Officer. The initial term of the agreement expires in June 2023, subject to successive automatic one year renewals unless a non-renewal notice is received by either party at least 90 days prior to the expiration of the then current renewal term. Mr. Mannine’s compensation includes:

•	an annual base salary of $130,000, subject to an annual review with an increase of at least 5% per annum as determined by the board of directors;

•	an annual bonus as determined by the board of directors;

•

a grant of 10 year options to purchase 100,000 shares of our common stock at an exercise price of $0.225 per share which vest upon the effectiveness of a registration statement to be filed with the Securities and Exchange Commission;

•	participation in all benefit plans we may offer our employees; and

•	20 paid vacation days annually.

Mr. Mannine's employment agreement may be terminated, and he is entitled to certain payments upon such termination, as follows:

•

if we should terminate Mr. Mannine’s employment without “cause” or if he should resign for “good reason" or if a “change of control” occurs, we are obligated to pay him a lump-sum severance payment equal to the sum of three months’ base salary, plus one month for every year he was employed and 50% of three years annual bonus (based on the prior year’s compensation);

•

if Mr. Mannine’s employment is terminated as a result of his death or disability, he is entitled to receive his base salary and a pro rata annual bonus, if any, based on the year during which such termination is effective; or

•

if we should terminate Mr. Mannine for “cause,” or if he voluntarily terminates the agreement, he is entitled to receive his base salary only through the date of termination, and he is not be entitled to any other compensation for the calendar year during which the termination occurs or any subsequent calendar period, including, but not limited to, any annual bonus, if any, that has not already been paid.

The employment agreement with Mr. Mannine contains customary confidentiality, non-compete and indemnification clauses.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Contingencies

In April 2016, we entered into a Promotion and Royalty Agreement (the “Agreement”) with a consultant to obtain certain promotional services from him (the “Promoter”), including the use of his name and appearance. In consideration for the services rendered by the Promoter, we agreed to use commercially reasonable efforts to promote and sell a book authored by him (the “Book”) and to pay him a percentage of the sales of the Book after deductions for all direct costs of fulfilling such sales (the “Royalty”). During the course of 2017, the Promoter initiated a series of informal claims and filed unauthorized uniform commercial code financing statements (“UCC Liens”) in several states as liens against us and certain of our officers, directors and founders, alleging non-payment for the Royalty amounts due under the Agreement. We dispute the Promoter’s claims and have determined that any and all amounts due to the Promoter under the Agreement have been paid in full. We have succeeded in removing certain of the UCC Liens and are pursuing action to remove the remaining unauthorized UCC Liens. We do not believe that the claims of the Promoter are valid in any respect.

On March 8, 2018 we entered into an advisory agreement with a scientific advisor to provide certain services to us. Pursuant to the agreement, we issued 100,000 five year common stock warrants at an exercise price of $0.90.  Such warrants vest subject to certain milestones. As of September 30, 2018, none of these warrants have vested. We determined that the warrant had an initial fair value of $1,905. We estimated the fair value of this warrant using the Black-Scholes option pricing model, based on the following assumptions: the recent cash offering price of $0.225 as the estimated fair value of the underlying common stock at the valuation measurement date; no dividend yield for all of the years; expected volatility of 45%; risk-free interest rate of 2.63% and an expected life of 5 years. During the nine months ended September 30, 2018 and 2017, we have recorded stock–based compensation expense of $764 and $0, respectively which is included in our Selling, general and administrative expense on the accompanying Condensed Statements of Operations.

6.

Concentration of Credit Risk and Major Customers and Suppliers

We purchase our inventory of herbal/natural supplements from one supplier. While we believe that we will be able to find a secondary supplier, there could be a manufacturing delay in the transition to a new supplier and such a supply interruption would materially impact our business for some period of time.

7.

Stockholders’ Equity

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share. As of September 30, 2018, and December 31, 2017 there are 11,399,830 and 13,397,613 shares of common stock outstanding, respectively and there are no shares of preferred stock issued and outstanding at either date.

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Common Stock

Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

On January 22, 2018, Mr. Mannine returned 1,250,000 shares of common stock to us for no consideration and such shares were cancelled.

On January 22, 2018, Mr. Stetsenko returned 1,000,000 shares of common stock to us for no consideration and such shares were cancelled.

Private Placement

During January of 2018, as part of the Private Placement more fully described in Note 4, we sold an additional 252,217 shares or our common stock. In connection with these additional issuances, CRG earned an additional 17,655 fully vested common stock warrants with an exercise price of $0.225. These additional warrants were issued to CRG on January 30, 2018.

Cash of $99,090 that was held in escrow as of December 31, 2017 was recorded as a subscription receivable on the accompanying Condensed Balance Sheet was subsequently received by us in January 2018.

Warrants

On October 10, 2017, we entered into the Financing Agreement with CRG, as more fully described in Note 4. In connection with the related equity financing as of December 31, 2017, CRG had earned 368,111 fully vested five year warrants with an exercise price of $0.225. The related warrants were issued in January 2018. We determined that the warrant had an initial fair value of $34,405 and was recorded as a direct offering cost in Stockholders’ equity (deficit) with a net effect of zero. We estimated the fair value of this warrant using the Black-Scholes option pricing model, based on the following assumptions: the recent cash offering price of $0.225 as the estimated fair value of the underlying common stock at the valuation measurement date; no dividend yield for all of the years; expected volatility of 45%; risk-free interest rate of 2.2% and an expected life of 5 years.

During January of 2018, as part of the Private Placement more fully described in Note 4, CRG earned an additional 17,655 fully vested common stock warrants with an exercise price of $0.225. These additional warrants were issued to CRG on January 30, 2018. We determined that the warrant had an initial fair value of $1,670 and was recorded as a direct offering cost in Stockholders’ equity with a net effect of zero. We estimated the fair value of this warrant using the Black-Scholes option pricing model, based on the following assumptions: the recent cash offering price of $0.225 as the estimated fair value of the underlying common stock at the valuation measurement date; no dividend yield for all of the years; expected volatility of 45%; risk-free interest rate of 2.51% and an expected life of 5 years.

VYNLEADS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

On March 8, 2018 we entered into an advisory agreement with a scientific advisor to provide certain services to us. Pursuant to the agreement, we issued 100,000 five year common stock warrants at an exercise price of $0.90. Such warrants vest subject to certain milestones. As of September 30, 2018, none of these warrants have vested. We determined that the warrant had an initial fair value of $1,905. We estimated the fair value of this warrant using the Black-Scholes option pricing model, based on the following assumptions: the recent cash offering price of $0.225 as the estimated fair value of the underlying common stock at the valuation measurement date; no dividend yield for all of the years; expected volatility of 45%; risk-free interest rate of 2.63% and an expected life of 5 years. During the nine months ended September 30, 2018 and 2017, we have recorded stock–based compensation expense of $764 and $0, respectively which is included in our Selling, general and administrative expense on the accompanying Condensed Statements of Operations.

As of September 30, 2018 and December 31, 2017 there were 485,766 and 368,111 warrants earned and outstanding, with a weighted average exercise price of $0.364 and $0.225, respectively. Of those warrants, 385,766 and 368,111 warrants were fully vested, respectively.

8.

Stock Option Plan

In December 2017 our board of directors adopted our 2017 Equity Incentive Plan, or the “2017 Plan.” Our stockholders ratified the 2017 Plan in December 2017. The purpose of the 2017 Plan is to encourage ownership in our company by our officers, directors, employees and consultants, and to incentivize and align the interests of the plan participants with the interests of our stockholders. We have reserved 1,100,000 shares of our common stock for issuance under the 2017 Plan. Grants pursuant to the 2017 Plan may be: i) incentive stock options; ii) non-statutory stock options; iii) stock awards, including shares of our common stock and stock units; and iv) stock appreciation rights. The 2017 Plan provides that the maximum value of any award during any calendar year cannot exceed $1,000,000.

On June 14, 2018, pursuant to the employment agreement with Mr. Mannine, more fully described in Note 5, we issued 100,000 stock options with an exercise price of $0.225. Such options fully vest upon the effectiveness of a registration statement on Form S-1. We determined that the options had an initial fair value of $13,221 We estimated the fair value of these options using the Black-Scholes option pricing model, based on the following assumptions: the recent cash offering price of $0.225 as the estimated fair value of the underlying common stock at the valuation measurement date; no dividend yield for all of the years; expected volatility of 45%; risk-free interest rate of 2.2% and an expected life of 10 years. We are amortizing the fair value over the period from their issuance on June 14, 2018 through December 31, 2018, or the date on which we expect to have the registration statement declared effective. During the nine months ended September 30, 2018 and 2017, we have recorded stock option expense of $7,139 and $0, respectively which is included in our Selling, general and administrative expense on the accompanying Condensed Statements of Operations.

As of September 30, 2018 and December 31, 2017, there were 100,000 and no stock options outstanding, respectively. The outstanding stock options as of September 30, 2018 have an exercise price of $0.225. None of the outstanding stock options have vested as of September 30, 2018.

9.

Subsequent Events

Management has evaluated subsequent events through November 15, 2018, the date that the financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of:

Vynleads, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Vynleads, Inc. (the “Company”) as of December 31, 2017 and 2016, the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2017 and 2016, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years ended December 31, 2017 and 2016, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced recurring operating losses and negative cash flows from operations and has financed its working capital requirements primarily through the issuance of debt and equity securities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

We have served as the Company’s auditor since 2018

Boynton Beach, Florida

August 22, 2018

Vynleads, Inc.

Balance Sheets

	December 31,
	2017	2016
ASSETS
Current assets:
Cash	$135,991	$39,611
Subscriptions receivable	99,090	—
Holdback Receivable from merchant, net of reserve for refunds of $58,188 and $91,718 as of December 31, 2017 and 2016, respectively	338,266	72,921
Prepaid expenses and other current assets	—	2,000
Total current assets	573,347	114,532
Intangible assets, net	16,880	33,670
Deferred tax asset, net	9,826	—
Total assets	$600,053	$148,202

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$91,823	$82,222
Total current liabilities	91,823	82,222
Long-term liabilities:
Note payable to related party	—	145,000
Total long-term liabilities	—	145,000
Total liabilities	91,823	227,222

Commitments and contingencies (See Note 7)

Stockholders' equity (deficit):
Preferred stock; $0.0001 par value; 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2017 and 2016	—	—
Class A common stock$0.0001 par value; no shares and 50,000 shares authorized, no shares and 10,000 shares issued and outstanding as of December 31, 2017 and 2016	—	1
Class B common stock$0.0001 par value; no shares and 10,000 shares authorized, no shares and 10,000 shares issued and outstanding as of December 31, 2017 and 2016	—	1
Common stock; $0.0001 par value; 50,000,000 shares authorized; 13,397,613 shares and no shares issued and outstanding as of December 31, 2017 and 2016	1,340	—
Additional paid-in capital	1,020,049	—
Accumulated deficit	(513,159)	(79,022)
Total stockholders’ equity (deficit)	508,230	(79,020)
Total liabilities and stockholders’ equity (deficit)	$600,053	$148,202

The accompanying notes are an integral part of these financial statements.

Vynleads, Inc.

Statements of Operations

	For the Years Ended December 31,
	2017	2016

Revenue, net of refunds and chargebacks of $399,582 and $588,405 for the years ended December 31, 2017 and 2016, respectively	$2,698,501	$2,168,903

Costs and Expenses:
Cost of revenue	1,059,251	564,587
Advertising	1,366,064	1,205,005
Selling, general and administrative expense	716,169	375,826
Total costs and expenses	3,141,484	2,145,418
Income (loss) from operations	(442,983)	23,485
Interest expense, net	980	4,729
Net income (loss) before provision for income taxes	(443,963)	18,756
Benefit (Provision) for income taxes	9,826	(12,816)
Net income (loss)	$(434,137)	$5,940

Net income (loss) per common share, basic and diluted	$(0.04)	$0.00

Weighted average common shares outstanding, basic and diluted	10,350,681	10,000,000

The accompanying notes are an integral part of these financial statements.

Vynleads, Inc.

Statements of Stockholders' Equity (Deficit)

For the Years Ended December 31, 2017 and 2016

							Additional		Total
	Class A Common Stock		Class B Common Stock		Common Stock		paid-in	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	capital	deficit	deficit

Balance at December 31, 2015	10,000	$1	10,000	$1	—	$—	$—	$(84,962)	$(84,960)
Net income (loss)	—	—	—	—	—	—	—	5,940	5,940
Balance at December 31, 2016	10,000	1	10,000	1	—	—	—	(79,022)	(79,020)
Conversion of Class A Common Stock into Common Stock	(10,000)	(1)	—	—	10,000,000	1,000	(998)	—	1
Removal of Class B Common Stock	—	—	(10,000)	(1)	—	—	1	—	—
Repurchase of Common Stock	—	—	—	—	(2,000,000)	(200)	(199,800)	—	(200,000)
Issuance of Common Stock for conversion of note payable	—	—	—	—	138,889	14	124,986	—	125,000
Issuance of Common Stock for cash, net of offering fees	—	—	—	—	5,258,724	526	1,095,860	—	1,096,386
Net income (loss)	—	—	—	—	—	—	—	(434,137)	(434,137)
Balance at December 31, 2017	—	$—	—	$—	13,397,613	$1,340	$1,020,049	$(513,159)	$508,230

The accompanying notes are an integral part of these financial statements.

Vynleads, Inc.

Statement of Cash Flows

	For the Years Ended December 31,
	2017	2016

Cash flows from operating activities:
Net income (loss)	$(434,137)	$5,940
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Amortization	16,790	16,330
Changes in assets and liabilities:
Deferred tax asset	(9,826)	—
Holdback receivable	(265,344)	(51,061)
Prepaid expenses and other current assets	2,000	(5,361)
Accounts payable and accrued expenses	9,601	31,817
Net cash flows used in operating activities	(680,916)	(2,335)
Cash flows from investing activities:
Purchase of domain name and customer list	—	(50,000)
Net cash flows used in investing activities	—	(50,000)
Cash flows from financing activities:
Proceeds from issuance of common stock, net of subscription receivable	997,296	—
Proceeds from related party notes payable	250,000	60,000
Payment for repurchase of common stock	(200,000)	—
Repayment of related party notes payable	(270,000)	—
Net cash flows provided by financing activities	777,296	60,000
Net increase in cash	96,380	7,665
Cash at beginning of period	39,611	31,946
Cash at end of period	$135,991	$39,611

Supplemental disclosure of cash flow information:
Income taxes paid	$12,816	$—
Interest paid	$5,872	$—
Supplemental disclosure for non-cash investing and financing activities:
Stock issued for mandatory conversion of note payable	$125,000	$—

The accompanying notes are an integral part of these financial statements.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

1.

Business

Vynleads, Inc. (“Vynleads”) was incorporated as a Delaware corporation on July 15, 2015. We are a provider of health and wellness information principally targeted to people who are pre-diabetes or who have type 2 diabetes. We provide information to our customers who are seeking to make healthy choices by providing clear, generic blueprints, education, resources, and support. Our core product is our proprietary Lifestyle Blueprint, a digital guide that provides dietary recommendations for a very low calorie eight week diet together with information focusing on what, how and how much a person eats, nutritional information and how a person’s body does and does not use food to enable our customers to continue leading a more successful lifestyle. We also offer nutritional supplements and monthly subscriptions to our proprietary newsletter which covers a wide variety of healthy living-related topics.

Our corporate headquarters are located in Rock Hill, South Carolina.

2.

Liquidity and Going Concern

Our financial statements have been presented on the basis that we are a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Since July 15, 2015, the date of our inception, we have experienced recurring operating losses and negative operating cash flows, and have financed our recent working capital requirements primarily through the issuance of debt and equity securities, as well as borrowings from related parties. During the years ended December 31, 2017 and 2016, we have reported net income (losses) of ($434,137) and $5,940, respectively. As of December 31, 2017 our working capital was $481,524, our accumulated deficit was $513,159, and we had negative cash flows from operations of $680,916. As a result, management believes that there is substantial doubt about our ability to continue as a going concern.

Despite our current sales, expense, cash flow projections, and aggregate cash and cash receivable from our merchant, net of reserve for refunds, of $338,266, we will require substantial funds to expand service and product offerings into additional areas, market and promote our services and product offerings; and develop and grow our infrastructure and corporate organization. Our capital requirements depend on numerous factors, including but not limited to our ability to generate sufficient revenues to pay our operating expenses.

Our ability to meet our current and projected obligations depends on our ability to generate sufficient sales and to control expenses and will require that we seek additional capital through private and/or public financing sources. There can be no assurances that we will achieve our forecasted financial results or that we will be able to raise additional capital to operate our business. Any such failure would have a material adverse impact on our liquidity and financial condition and could force us to curtail or discontinue operations entirely and could require us to file for protection under bankruptcy laws. These conditions raise substantial doubt as to our ability to continue as a going concern.

3.

Summary of Significant Accounting Policies

Accounting Principles

The financial statements and accompanying notes are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Use of Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We believe that judgement is involved in determining the valuation of our reserve for refunds, our holdback reserve, the fair value-based measurement of stock-based compensation, accruals and the estimated useful life of intangible assets. We evaluate our estimates and assumptions as facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from these estimates and assumptions, and those differences could be material to the Financial Statements.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Cash

Cash includes cash on hand, is deposited at one area bank and may exceed federally insured limits at times. We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amounts reported in the balance sheets for cash and cash equivalents approximate their fair value.

Holdback Receivable

Holdback receivable includes a merchant holdback net of a reserve for returns, which reserve is $58,188 and $91,718 as of December 31, 2017 and 2016, respectively.

Intangible Assets

We evaluate the carrying value of our intangible assets whenever events or changes in circumstances indicate that the carrying value of the asset may be impaired. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset, including disposition, are less than the carrying value of the asset. To date, we have not recorded any impairment charges on our intangible assets.

In January 2016, we purchased an e-mail subscriber list and other related information for $50,000. We estimated the useful life of this asset to be three years from the date of acquisition and recorded amortization of $16,790 and $16,330 during the years ended December 31, 2017 and 2016.

Revenue Recognition

We generate revenues primarily from (i) internet content subscriptions and (ii) sales of nutritional supplements. Revenues are recognized upon the acceptance of subscription membership or shipment of nutritional supplements provided that an order has been received or a contract executed, there are no uncertainties regarding customer acceptance, the sales price is fixed or determinable and collection is deemed reasonably assured. If uncertainties regarding customer acceptance exist, we recognize revenues when those uncertainties are resolved, and title has been transferred to the customer. Amounts collected or billed prior to satisfying the above revenue recognition criteria are recorded as deferred revenue.

Our percentages of revenue by type for years ended December 31, 2017 and 2016 are as follows:

	Year ended December 31,
	2017	2016

Internet content subscriptions	69.2%	100.0%
Nutritional supplements	30.8%	—%

Our revenue recognition policy follows the guidance from Accounting Standards Codification (“ASC”) 605, “Revenue Recognition,” and Accounting Standards Update (“ASU”) 2009-13, “Multiple-Deliverable Revenue Arrangements,” which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. We recognize revenues when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectability is reasonably assured; and (iv) the service has been performed or the product has been delivered. Collectability is assessed based on a number of factors, including the creditworthiness of a client, the size and nature of a client’s website and transaction history. Amounts billed or collected in excess of revenue recognized are included as deferred revenue. An example of this deferred revenue would be arrangements where clients request or are required by us to pay in advance of delivery.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

In April 2016, the FASB issued “ASU 2016 - 10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. We are currently evaluating the impact that this updated guidance will have on our results of operations, cash flows or financial condition.

In November 2016, the FASB issued ASU 2016-20, an amendment to ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU addressed several areas related to contracts with customers. This topic is not yet effective and will become effective with Topic 606. We are currently evaluating the impact this topic will have on our financial statements.

Shipping and Handling Costs

We include shipping and handling fees billed to customers as revenue and shipping and handling costs for shipments to customers as cost of revenue.

Advertising Costs

Advertising costs for the years ended December 31, 2017 and 2016 were $1,366,064 and $1,205,005, respectively. Advertising costs are expensed as incurred or at the first time the advertising activity takes place.

Income (Loss) Per Share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted-average number of common shares outstanding during the period. Diluted income (loss) per common share is based upon the weighted-average common shares outstanding during the period plus additional weighted-average common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options and warrants, the proceeds of which are then assumed to have been used to repurchase outstanding common stock using the treasury stock method. In addition, the numerator is adjusted for any changes in income (loss) that would result from the assumed conversion of potential shares. Potentially dilutive shares, which were excluded from the diluted income (loss) per share calculations because the effect would be antidilutive or the options exercise prices were greater than the average market price of the common shares, were 368,111 and 0 shares for the years ended December 31, 2017 and 2016, respectively.

Income Taxes

The provision for income taxes includes federal, state, local and foreign taxes. Income taxes are accounted for under the liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences of temporary differences between the financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which the temporary differences are expected to be recovered or settled. We evaluate the realizability of our deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of deferred tax assets will not be realized.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

We account for uncertain tax positions using a “more-likely-than-not” threshold for recognizing and resolving uncertain tax positions. The evaluation of uncertain tax positions is based on factors including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position. We evaluate this tax position on a quarterly basis. We also accrue for potential interest and penalties, if applicable, related to unrecognized tax benefits in income tax expense.

Stock-Based Compensation

Stock-based compensation is measured at the grant date based on the estimated fair value of the award and is recognized as an expense over the requisite service period. The valuation of employee stock options is an inherently subjective process, since market values are generally not available for long-term, non-transferable employee stock options. Accordingly, the Black-Scholes option pricing model is utilized to derive an estimated fair value. The Black-Scholes pricing model requires the consideration of the following six variables for purposes of estimating fair value:

•	the stock option exercise price;
•	the expected term of the option;
•	the grant date price of our common stock, which is issuable upon exercise of the option;
•	the expected volatility of our common stock;
•	the expected dividends on our common stock (we do not anticipate paying dividends in the foreseeable future); and
•	the risk free interest rate for the expected option term.

Expected Dividends. We have never declared or paid any cash dividends on any of our capital stock and do not expect to do so in the foreseeable future. Accordingly, we use an expected dividend yield of zero to calculate the grant-date fair value of a stock option.

Expected Volatility. The expected volatility is a measure of the amount by which our stock price is expected to fluctuate during the expected term of options granted. We determine the expected volatility solely based upon the historical volatility of our common stock over a period commensurate with the option’s expected term. We do not believe that the future volatility of our common stock over an option’s expected term is likely to differ significantly from the past.

Risk-Free Interest Rate. The risk-free interest rate is the implied yield available on U.S. Treasury zero-coupon issues with a remaining term equal to the option’s expected term on the grant date.

Expected Term. For option grants subsequent to the adoption of the fair value recognition provisions of the accounting standards, the expected life of stock options granted is based on the actual vesting date and the end of the contractual term.

Stock Option Exercise Price and Grant Date Price of Common Stock. The closing market price of our common stock on the date of grant.

We are required to estimate the level of award forfeitures expected to occur and record compensation expense only for those awards that are ultimately expected to vest. This requirement applies to all awards that are not yet vested. Due to the limited number of unvested options outstanding, the majority of which are held by executives and members of our Board of Directors, we have estimated a zero forfeiture rate. We will revisit this assumption periodically and as changes in the composition of the option pool dictate.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Fair Value of Financial Instruments

We follow Accounting Standards Codification 820-10 (“ASC 820-10”), “Fair Value Measurements and Disclosures,” for fair value measurements. ASC 820-10 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value, which focuses on an exit price, which is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurement based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The hierarchy established under ASC 820-10 gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1 - Pricing inputs are quoted prices available in active markets for identical investments as of the reporting date. As required by ASC 820-10, we do not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably impact the quoted price.

Level 2 - Pricing inputs are quoted prices for similar investments, or inputs that are observable, either directly or indirectly, for substantially the full term through corroboration with observable market data. Level 2 includes investments valued at quoted prices adjusted for legal or contractual restrictions specific to these investments.

Level 3 - Pricing inputs are unobservable for the investment, that is, inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Level 3 includes investments that are supported by little or no market activity.

The carrying amounts of our cash, holdback receivable, subscriptions receivable, accounts payable and accrued expenses approximate their fair values due to their short-term maturities as of December 31, 2017 and 2016.

Recent Accounting Pronouncements

We have evaluated all issued but not yet effective accounting pronouncements and determined that, other than the following, they are either immaterial or not relevant to us.

In February 2016, the Financial Accounting Standards Board (FASB) issued an Accounting Standards Update (ASU) “ASU 2016 - 02 Leases” intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, office equipment and manufacturing equipment. The ASU will require organizations that lease assets - referred to as “lessees” - to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases.

Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP - which requires only capital leases to be recognized on the balance sheet - the new ASU will require both types of leases to be recognized on the balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. The accounting by organizations that own the assets leased by the lessee - also known as lessor accounting - will remain largely unchanged from current GAAP. However, the ASU contains some targeted improvements that are intended to align, where necessary, lessor accounting with the lessee accounting model and with the updated revenue recognition guidance issued in 2014. The ASU on leases will take effect for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other organizations, the ASU on leases will take effect for fiscal years beginning after December 15, 2019, and for interim periods within fiscal years beginning after December 15, 2020. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

In January 2016, the FASB issued “ASU 2016 - 01 Recognition and Measurement of Financial Assets and Financial Liabilities,” intended to improve the recognition and measurement of financial instruments. The ASU affects public and private companies, not-for-profit organizations, and employee benefit plans that hold financial assets or owe financial liabilities. The new guidance makes targeted improvements to existing GAAP by:

Requiring equity investments (except those accounted for under the equity method of accounting, or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income;

Requiring public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes;

Requiring separate presentation of financial assets and financial liabilities by measurement category and form of financial asset (that is, securities or loans and receivables) on the balance sheet or the accompanying notes to the financial statements;

Eliminating the requirement to disclose the fair value of financial instruments measured at amortized cost for organizations that are not public business entities;

Eliminating the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; and

Requiring a reporting organization to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk (also referred to as “own credit”) when the organization has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

The ASU on recognition and measurement will take effect for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. For private companies, not-for-profit organizations, and employee benefit plans, the standard becomes effective for fiscal years beginning after December 15, 2018, and for interim periods within fiscal years beginning after December 15, 2019. The ASU permits early adoption of the own credit provision (referenced above). Additionally, it permits early adoption of the provision that exempts private companies and not-for-profit organizations from having to disclose fair value information about financial instruments measured at amortized cost. It is not anticipated that this guidance will have a material impact on our results of operations, cash flows or financial condition.

In April 2016, the FASB issued “ASU 2016-10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing.” The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended to render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. The amendments in this Update affect the guidance in ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by Update 2014-09). ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update2014-09 by one year. It is not anticipated that this updated guidance will have a material impact on our results of operations, cash flows or financial condition.

In November 2016, the FASB issued ASU 2016-20, an amendment to ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU addressed several areas related to contracts with customers. This topic is not yet effective and will become effective with Topic 606. We are currently evaluating the impact this topic will have on our financial statements.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

4.

Related Party Transactions

On July 15, 2015, we entered into a secured promissory note (the “CRG Note”) with CRG Finance AG (“CRG”). Mr. Sergei Stetsenko is the CEO of CRG and one of our Directors. The original principal of the CRG Note was $200,000, matured on July 15, 2025 and bore interest at the rate of 2.75% per annum. Pursuant to a Security Agreement we pledged all of our assets as collateral pursuant to the terms of the CRG Note. The CRG Note allowed for prepayment without any prepayment penalties. From August 2015 through March 2016, we borrowed $195,000 on the CRG Note of which $50,000 was repaid during the year ended December 31, 2016. During the year ended December 31, 2017 we repaid the balance of $145,000 in principal plus accrued interest of $5,872. Following such repayment, the security interest in our assets was released. As of December 31, 2017 and 2016, our outstanding obligation with respect to the CRG Note was $0 and $145,000, respectively.

On July 15, 2015, we issued 10,000 shares of Class A common stock (the “Class A Shares”) to Mr. Alex Mannine, our Chief Executive Officer and a director of the Company (5,000), Mr. Stanislav Bezusov, our Chief Operating Officer and also a former director of our Company (2,500) and Mr. Sergei Stetsenko, a director of our Company (2,500) and also issued 10,000 shares of Class B common stock (the “Class B Shares”) to Mr. Mannine (5,000), Mr. Bezusov (2,500) and Mr. Stetsenko (2,500). The shares were purchased for par value of $.0001 each for total consideration of $2.

In 2016 we advanced $60,300 to Mr. Mannine as an unsecured loan. At the end of 2016 he converted this advance to compensation.

On July 31, 2017, we entered into an unsecured convertible note (the “Bezusov Note”) with Mr. Bezusov. The original principal of the Bezusov Note was $125,000, matured on January 31, 2019 and bore interest at the rate of 8% per annum. The Bezusov Note was convertible into common shares in the next equity financing conducted by us or on, or prior to the maturity date, at the sole discretion of Mr. Bezusov. The Bezusov Note allowed for prepayment without any prepayment penalties. We repaid the note in full on November 20, 2017 and Mr. Bezusov forgave the nominal interest accrued through that date. There was no outstanding obligation with respect to the Bezusov Note as of December 31, 2017 and 2016.

On July 31, 2017, we entered into an unsecured convertible note (the “Mannine Note”) with Mr. Mannine. The original principal of the Mannine Note was $125,000, matured on January 31, 2019 and bore interest at the rate of 8% per annum. The Mannine Note was convertible into common shares in the next equity financing conducted by us or on, or prior to the maturity date, at the sole discretion of Mr. Mannine. The Mannine Note allowed for prepayment without any prepayment penalties. Mr. Mannine converted the note into 138,889 shares of common stock on December 12, 2017 in accordance with the agreement as we reached the specified benchmark for equity financing. Mr. Mannine forgave the nominal interest accrued through that date. There was no outstanding obligation with respect to the Mannine Note as of December 31, 2017 and 2016.

On October 10, 2017, we entered into a non-exclusive Strategic Financing and Corporate Development Services Agreement (the “Financing Agreement”) with CRG. Pursuant to the Financing Agreement, CRG was retained to help us with certain financing and corporate development initiatives. The initial term of the Financing Agreement was for one year effective from May 1, 2017 and provided for a cash commission of 7% of the gross proceeds of an equity financing derived from non-U.S. investors introduced to us by CRG. In addition, the Financing Agreement provided for additional compensation in the form of five year common stock warrants equal to 7% of the total shares issued in such equity financing at an exercise price equal to the lowest price paid per share in such equity financing. During November and December 2017 we raised $1,183,211 in gross proceeds, issuing 5,258,724 shares of common stock and accrued $82,825 in cash commissions to CRG, of which $68,309 was paid as of December 31, 2017. The remaining $14,516 is recorded in accounts payable. In addition, as of December 31, 2017, CRG had earned 368,111 warrants. The related warrants were issued in January 2018.

In addition to the commission paid for Private Placement, we paid CRG $27,000 and $12,000, respectively during 2017 and 2016 in consulting fees.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Effective November 7, 2017, we filed an Amended and Restated Certificate of Incorporation, which (i) authorized a mandatory conversion of each one share of Class A shares issued and outstanding into one share of common stock, $0.0001 par value per share; (ii) the redemption and cancellation of all issued and outstanding shares of the Class B shares; (iii) the increase in the number of shares of authorized capital stock to 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.0001 per share, which may be subdivided into one or more classes or series at the determination of the Board of Directors; and (iv) effected a 1,000:1 forward stock split immediately upon the conversion of all shares of Class A shares into common Stock.

On November 20, 2017, we repurchased 2,000,000 shares of common stock from an investor for $0.10 each.

During 2017 and 2016, we worked with a consultant, Matthew Mannine (“Matthew”), who is the brother of our Chief Executive Officer. We agreed to allow advertisements that Matthew suggested, with the objective of selling products of other companies, utilizing our email list (managed and maintained by us). In return, Matthew would collect revenue from those customers and pay approximately 70% of those revenues to us. During the years ended December 31, 2017 and 2016, we received $4,205 and $1,113, respectively from Matthew related to this relationship.

During 2017 and 2016 we paid Mr. Bezusov $63,300 and $102,950, respectively, in consulting fees pursuant to a verbal agreement with him. Such verbal agreement provides that we pay him a monthly fee of $8,300. We are not a party to an employment agreement with Mr. Bezusov and the compensation he is paid for his services is determined by the board of directors.

5.

Income Taxes

The Tax Cuts and Jobs Act (the “TCJA”) was enacted on December 22, 2017. The TCJA, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, effective as of January 1, 2018; limitation of the tax deduction for interest expense; limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, in each case, for losses arising in taxable years beginning after December 31, 2017 (though any such tax losses may be carried forward indefinitely).

The staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 to address the application of GAAP in situations when a registrant does not have the necessary information available, prepared or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the TCJA. In connection with the initial analysis of the impact of the TCJA, we re-measured our deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%. The re-measurement of our deferred tax assets and liabilities was offset by a change in the valuation allowance.

We are still in the process of analyzing the impact to us of the TCJA. Where we have been able to make reasonable estimates of the effects related to which our analysis is not yet complete, we have recorded provisional amounts. The ultimate impact to our financial statements of the TCJA may differ from the provisional amounts due to, among other things, additional analysis, changes in interpretations and assumptions we have made, additional regulatory guidance that may be issued, and actions we may take as a result of the TCJA. The accounting is expected to be complete when our 2017 U.S. corporate income tax return is filed in 2018.

For the year ended December 31, 2017 there was no provision for income taxes and for the year ended December 31, 2016 we recorded a provision for income taxes of $12,816. Deferred tax assets have been reduced to an amount deemed recoverable from the use of loss carrybacks.

As of December 31, 2017, we have net operating loss carry forwards of approximately $354,000. Our net operating loss carryforwards will be subject to annual limitations, as discussed above, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Our tax expense differs from the "expected" tax expense for Federal income tax purposes, computed by applying the United States Federal tax rate of 34% to loss before taxes, as follows:

	Year Ended December 31,
	2017	2016

Federal tax rate	34.0%	34.0%
State rate	5.0	5.0
Tax benefit of state rate	(1.7)	(1.7)
Valuation allowance	(39.5)	31.0
Effective rate	(2.2)%	68.3%

The tax effects of the temporary differences between reportable financial statement income (loss) and taxable income (loss) are recognized as deferred tax assets and liabilities.

	Year ended December 31,
	2017	2016
Tax expense (benefit) at the statutory rate	$(140,226)	$6,058
State income taxes, net of federal income tax benefit	(21,707)	3,928
Effect of tax rate change	60,664	1,583
Non-deductible expenses	1,732	1,247
Change in valuation allowance	89,711	—
Total	$(9,826)	$12,816

The tax effect of significant components of our deferred tax assets and liabilities at December 31, 2017 and 2016, are as follows:

	Year ended December 31,
	2017	2016
Deferred tax assets:
Net operating loss carryforward	$88,429	$—
Book to tax difference –amortization	4,212	7,622
Return reserve	14,518	—
Total gross deferred tax assets	107,159	7,622
Less: Deferred tax asset valuation allowance	(97,333)	(7,622)
Total net deferred tax assets	$9,826	$—

In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. We consider the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of our historical earnings history, the net deferred tax asset for 2017 has been reduced based on the amount deemed recoverable from the use of loss carrybacks. The change in the valuation allowance was an increase of $89,711 and a decrease of $24,068 for the years December 31, 2017 and 2016, respectively.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

6.

Note Payable to Related Party

On July 15, 2015, we entered into a secured promissory note (the “CRG Note”) with CRG Finance AG (“CRG”). Mr. Stetsenko is the CEO of CRG and one of our Directors. The original principal of the CRG Note was $200,000, matured on July 15, 2025 and bore interest at the rate of 2.75% per annum. Pursuant to a Security Agreement we pledged all of our assets as collateral pursuant to the terms of the CRG Note. The CRG Note allowed for prepayment without any prepayment penalties. From August 2015 through March 2016, we borrowed $195,000 on the CRG Note of which $50,000 was repaid during the year ended December 31, 2016. During the year ended December 31, 2017 we repaid the balance of $145,000 in principal plus accrued interest of $5,872. Following such repayment, the security interest in our assets was released. As of December 31, 2017 and 2016, our outstanding obligation with respect to the CRG Note was $0 and $145,000, respectively.

On July 31, 2017, we entered into an unsecured convertible note (the “Bezusov Note”) with Mr. Bezusov. The original principal of the Bezusov Note was $125,000, matured on January 31, 2019 and bore interest at the rate of 8% per annum. The Bezusov Note was convertible into common shares in the next equity financing conducted by us or on, or prior to the maturity date, at the sole discretion of Mr. Bezusov. The Bezusov Note allowed for prepayment without any prepayment penalties. We repaid the note in full on November 20, 2017 and Mr. Bezusov forgave the nominal interest accrued through that date. There was no outstanding obligation with respect to the Bezusov Note as of December 31, 2017 and 2016.

On July 31, 2017, we entered into an unsecured convertible note (the “Mannine Note”) with Mr. Mannine. The original principal of the Mannine Note was $125,000, matured on January 31, 2019 and bore interest at the rate of 8% per annum. The Mannine Note was convertible into common shares in the next equity financing conducted by us or on, or prior to the maturity date, at the sole discretion of Mr. Mannine. The Mannine Note allowed for prepayment without any prepayment penalties. Mr. Mannine converted the note into 138,889 shares of common stock on December 12, 2017 in accordance with the agreement as we reached the specified benchmark for equity financing. Mr. Mannine forgave the nominal interest accrued through that date. There was no outstanding obligation with respect to the Mannine Note as of December 31, 2017 and 2016.

7.

Contingencies

In April 2016, we entered into a Promotion and Royalty Agreement (the “Agreement”) with a consultant to obtain certain promotional services from him (the “Promoter”), including the use of his name and appearance. In consideration for the services rendered by the Promoter, we agreed to use commercially reasonable efforts to promote and sell a book authored by him (the “Book”) and to pay him a percentage of the sales of the Book after deductions for all direct costs of fulfilling such sales (the “Royalty”). During the course of 2017, the Promoter initiated a series of informal claims and filed unauthorized uniform commercial code financing statements (“UCC Liens”) in several states as liens against us and certain of our officers, directors and founders, alleging non-payment for the Royalty amounts due under the Agreement. We dispute the Promoter’s claims and have determined that any and all amounts due to the Promoter under the Agreement have been paid in full. We have succeeded in removing certain of the UCC Liens and are pursuing action to remove the remaining unauthorized UCC Liens. We do not believe that the claims of the Promoter are valid in any respect.

8.

Concentration of Credit Risk and Major Customers and Suppliers

None of our revenues are concentrated with any single customer composing 10% or more of our total revenues.

We purchase our inventory of herbal/natural supplements from one supplier. While we believe that we will be able to find a secondary supplier, there could be a manufacturing delay in the transition to a new supplier and such a supply interruption would materially impact our business for some period of time.

9.

Stockholders’ Equity (Deficit)

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of blank check preferred stock, par value $0.0001 per share. As of December 31, 2017 and 2016 there are 13,397,613 and no shares of common stock outstanding, respectively and there are no shares of preferred stock issued and outstanding at either date.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Preferred Stock

Our board of directors, without further stockholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

Common Stock

Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

On July 15, 2015, we issued a total of 10,000 Class A shares to Mr. Mannine, (5,000), Mr. Bezusov (2,500) and Mr. Stetsenko (2,500) and also issued a total of 10,000 Class B shares to Mr. Mannine (5,000), Mr. Bezusov (2,500) and Mr. Sergei Stetsenko (2,500). The shares were purchased for par value of $.0001 each for total consideration of $2.

On July 31, 2017, we entered into an unsecured convertible note (the “Mannine Note”) with Mr. Mannine. The original principal of the Mannine Note was $125,000, matures on January 31, 2019 and bears interest at the rate of 8% per annum. The Mannine Note is convertible into common shares in the next equity financing conducted by us or on, or prior to the maturity date, at the sole discretion of Mr. Mannine. The Mannine Note allows for prepayment without any prepayment penalties. Mr. Mannine converted the note into 138,889 shares of common stock on December 12, 2017 and forgave the nominal interest accrued through that date. There was no outstanding obligation with respect to the Mannine Note as of December 31, 2017 and 2016.

On November 20, 2017, we repurchased 2,000,000 shares of common stock from an investor for $0.10 each.

Effective November 7, 2017, we filed an Amended and Restated Certificate of Incorporation, which (i) authorized a mandatory conversion of each one share of Class A shares issued and outstanding into one share of common stock, $0.0001 par value per share; (ii) the redemption and cancellation of all issued and outstanding shares of the Class B shares; (iii) the increase in the number of shares of authorized capital stock to 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, par value $0.0001 per share, which may be subdivided into one or more classes or series at the determination of the Board of Directors; and (iv) effected a 1,000:1 forward stock split immediately upon the conversion of all shares of Class A shares into common Stock.

Private Placement

During November 2017 through December 2017, we completed the private placement of 5,258,724 shares of our $0.0001 par value common stock to accredited investors, who are also non-US persons, at a price of $0.225 per share resulting in aggregate gross proceeds of $1,183,211. The offerings were conducted pursuant to an exemption from registration under Regulation S of the Securities Act of 1933. We incurred commissions and other expenses related to this placement of $86,825 for net proceeds of $1,096,386. Cash of $99,090 was held in escrow as of December 31, 2017 and has been recorded as a subscription receivable on the accompanying balance sheet. We also issued 368,111 five year warrants in connection with this placement with an exercise price of $0.225 as compensation to a related party under the terms of the Financing Agreement.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

Warrants

On October 10, 2017, we entered into the Financing Agreement with CRG, as more fully described in Note 4. In connection with the related equity financing as of December 31, 2017, CRG had earned 368,111 fully vested five year warrants with an exercise price of $0.225. The related warrants were issued in January 2018. We determined that the warrant had an initial fair value of $34,405 and was recorded as a direct offering cost in Stockholders’ equity (deficit) with a net effect of zero. The Company estimated the fair value of this warrant using the Black-Scholes option pricing model, based on the following assumptions: the recent cash offering price of $0.225 as the estimated fair value of the underlying common stock at the valuation measurement date; no dividend yield for all of the years; expected volatility of 45%; risk-free interest rate of 2.2% and an expected life of 5 years.

As of December 31, 2017 and 2016 there were 368,111 and no warrants earned and outstanding, all with an exercise price of $0.225, respectively. Of those warrants, 368,111 and no warrants were fully vested, respectively.

10.

Stock Option Plan

In December 2017 our board of directors adopted our 2017 Equity Incentive Plan, or the “2017 Plan.” Our stockholders ratified the 2017 Plan in December 2017. The purpose of the 2017 Plan is to encourage ownership in our company by our officers, directors, employees and consultants, and to incentivize and align the interests of the plan participants with the interests of our stockholders. We have reserved 1,100,000 shares of our common stock for issuance under the 2017 Plan. Grants pursuant to the 2017 Plan may be: i) incentive stock options; ii) non-statutory stock options; iii) stock awards, including shares of our common stock and stock units; and iv) stock appreciation rights.

The board of directors or a committee of the board of directors administers the 2017 Plan. Presently, the 2017 Plan is administered by our board of directors. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or a committee of the board of directors, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. The terms of grants of any other type of award under the plan are determined by the board of directors or committee of the board of directors at the time of grant. The 2017 Plan provides that the maximum value of any award during any calendar year cannot exceed $1,000,000.

Any option granted under the plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted under the 2017 Plan to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The 2017 Plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any plan participant during any calendar year cannot exceed $100,000. Option awards may provide for the exercise by means of cash, consideration received by us under a broker-assisted sale and remittance program, cashless exercise, any other consideration legally permitted, or a combination of the foregoing. The 2017 Plan administrator may also determine the method of payment of the exercise price at the time the option is being exercised. Grants under the 2017 Plan are not transferrable.

Generally, options which are exercisable at the date of the plan participant’s termination from our employment or severance of the relationship with our company must be exercised within three months of the termination date; the plan administrator may extend the exercise period of the option for a separated plan participant providing that the extended date does not go beyond the original expiration date of the option. Similarly, generally options which are exercisable at the date of the plan participant’s disability or death must be exercised within six months of the termination date in the event of the disability of the plan participant or 12 months following the plan participant’s death. In our discretion, any outstanding options held by a plan participant terminated for cause may be immediately cancelled.

In the event there is a “change in control” of our company as defined in the 2017 Plan, as determined by the board of directors or the committee, we may in our discretion: i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise or purchase price applicable) to, each outstanding award; ii) accelerate the vesting of options and terminate any restrictions on stock awards; and/or iii) provide for termination of awards as a result of the change in control on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the participant.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

The number of shares of our common stock underlying any outstanding but unexercised option and the exercise price of that option will be proportionally adjusted in the event of stock split, stock combinations, dividends and similar corporate events.

As of December 31, 2017 and 2016, there were no stock options outstanding.

11.

Subsequent Events

During January of 2018, as part of the private placement more fully described in Note 9, we sold an additional 252,217 shares or our common stock at a price of $0.225 per share, resulting in a gross proceeds of $56,749. In connection with these additional issuances, a related party earned commissions of $1,175 and an additional 17,655 fully vested common stock warrants with an exercise price of $0.225. These additional warrants were issued to CRG on January 30, 2018.

On January 9, 2018, we collected $99,090 of subscriptions receivable at December 31, 2017.

On March 8, 2018 we entered into an advisory agreement with a scientific advisor to provide certain services to us. Pursuant to the agreement, we issued 100,000 five year common stock warrants at an exercise price of $0.90. Such warrants vest subject to certain milestones. We also paid an initial retainer of $5,000 and pay a monthly fee of $2,000.

On May 21, 2018 we entered into an Amended and Restated Strategic Financing & Corporate Development Agreement with CRG which was amended and restated an earlier agreement entered into in October 2017. We have engaged this company to serve as our non-exclusive strategic financing and corporate development services provider and to render certain advice and services to us as we may reasonably request concerning equity or debt financings, strategic planning, merger and acquisition possibilities and business development activities. The scope of services under this agreement also includes introducing us to one or more non-U.S. persons, as that term is defined in Regulation S under the Securities Act, in connection with possible debt or equity financings or potential lenders. The initial term of the agreement expires in May 2019, subject to automatic one year renewals unless notice of non-renewal is provided by either party at least 30 days prior to the renewal term commencement.

As compensation under the terms of this agreement, we agreed to pay CRG Finance AG certain fees for transactions which are consummated during the term of the agreement and for a one year period following the termination of the agreement, including:

•

a fee equal to 7% of the proceeds received by us plus a warrant exercisable into 7% of the shares of our common stock at the offering price of our shares for sales by us of equity or equity-linked securities to non-U.S. Persons introduced to us by CRG Finance AG;

•

a fee equal to 1% of the total gross cash proceeds or non-cash consideration received by us, together with a five year warrant exercisable into 1% of the securities issued or to be issued by us in a business combination with a non-U.S. person first introduced to us by CRG Finance AG;

•

a fee equal to 1% of consideration received by us in any debt financing not convertible into equity, including, but not limited to, a revolving credit line or credit enhancement instrument, including on an insured or guarantee basis, with a non-U.S. Person first introduced to us by CRG Finance AG; and

•	a fee equal to 2% of any revenue-producing contract, fee-sharing arrangement, licensing, royalty or similar agreement with a non-U.S. Person first introduced to us by CRG Finance AG.

In addition to the foregoing fees, we have agreed to reimburse CRG Finance AG for its pre-approved out of pocket expenses it incurs under the terms of the agreement. The agreement contains customary confidentiality and indemnification provisions.

VYNLEADS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

On June 14, 2018, we entered into an employment agreement with Mr. Mannine pursuant to which he was engaged to serve as our Chief Executive Officer. The initial term of the agreement expires in June 2023, subject to successive automatic one year renewals unless a non-renewal notice is received by either party at least 90 days prior to the expiration of the then current renewal term. Mr. Mannine’s compensation includes:

•	an annual base salary of $130,000, subject to an annual review with an increase of at least 5% per annum as determined by the board of directors;

•	an annual bonus as determined by the board of directors;

•

a grant of 10 year options to purchase 100,000 shares of our common stock at an exercise price of $0.225 per share which vest upon the effectiveness of the registration statement of which this prospectus forms a part;

•	participation in all benefit plans we may offer our employees; and

•	20 paid vacation days annually.

Mr. Mannine's employment agreement may be terminated, and he is entitled to certain payments upon such termination, as follows:

•

if we should terminate Mr. Mannine’s employment without “cause” or if he should resign for “good reason" or if a “change of control” occurs, we are obligated to pay him a lump-sum severance payment equal to the sum of three months’ base salary, plus one month for every year he was employed and 50% of three years annual bonus (based on the prior year’s compensation);

•

if Mr. Mannine’s employment is terminated as a result of his death or disability, he is entitled to receive his base salary and a pro rata annual bonus, if any, based on the year during which such termination is effective; or

•

if we should terminate Mr. Mannine for “cause,” or if he voluntarily terminates the agreement, he is entitled to receive his base salary only through the date of termination, and he is not be entitled to any other compensation for the calendar year during which the termination occurs or any subsequent calendar period, including, but not limited to, any annual bonus, if any, that has not already been paid.

The employment agreement with Mr. Mannine contains customary confidentiality, non-compete and indemnification clauses.

On January 22, 2018, Mr. Alex Mannine, our Chief Executive Officer and a member of our board of directors, returned 1,250,000 shares of common stock to us for no consideration and such shares were cancelled.

On January 22, 2018, Mr. Sergei Stetsenko, our Chief Operating Officer and a member of our board of directors, returned 1,000,000 shares of common stock to us for no consideration and such shares were cancelled.

Management has evaluated subsequent events through August 22, 2018, the date that the financial statements were available to be issued.

Until ___________, 2018, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions. No dealer, sales representative or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the company or any of the underwriters. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of any offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information set forth herein is correct as of any time subsequent to the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

SEC registration and filing fee	$153.81
Legal fees and expenses*	25,000.00
Accounting fees and expenses*	25,000.00
EDGAR and financial printing costs*	3,500.00
Transfer agent fees*	1,500.00
Blue sky fees and expenses*	500.00
Miscellaneous*	346.19
TOTAL	$56,000.00

——————

*

Estimated

ITEM 14.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our amended and restated certificate of incorporation and by-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. Our amended and restated certificate of incorporation contains a provision which eliminates, to the fullest extent permitted by the Delaware General Corporation Law, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 15.

RECENT SALES OF UNREGISTERED SECURITIES.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws and had access to information concerning our company. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

In July 2015 we issued 10,000 shares of our Class A common stock and 10,000 shares of our Class B common stock to our three founders for aggregate cash consideration of $2.00. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of the act.

In December 2017 in accordance with our Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware, (i) all shares of our Class A common stock were converted into common stock with a contemporaneous 1,000:1 forward stock split, and (ii) all shares of our Class B common stock were contributed to our capital.

In February 2018 we issued 138,889 shares of our common stock to Mr. Mannine upon conversion of an outstanding promissory note in the principal amount of $125,000 together with accrued but unpaid interest due him by our company. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

Between November 2017 and January 2018 we issued and sold an aggregate of 5,510,941 shares of our common stock at a purchase price of $0.225 per share to 50 purchasers in a private placement exempt from registration under the Securities Act in reliance on an exemption provided by Regulation S. We received gross proceeds of $1,239,960. Under the terms of our agreement with CRG Finance AG, a Swiss company which is a related party, we paid CRG Finance AG cash commissions of $84,000 and issued it a five year warrant to purchase 385,766 shares of our common stock at an exercise price of $0.225 per share, as compensation for the introduction of investors to us in this offering. After deducting our other expenses of this offering, including posting, escrow account fees and legal fees, we used $275,872 of the net proceeds for the repayment of related party debt and $200,000 for the repurchase of certain of our outstanding shares, and are using the balance of net proceeds from this offering for working capital.

ITEM 16.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a )

Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)

Financial Statements. See page F-1 for an index to the financial statements included in this registration statement.

ITEM 17.

UNDERTAKINGS.

a.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rock Hill, State of South Carolina on November 27, 2018.

Vynleads, Inc.

By:	/s/ Alex J. Mannine
Alex J. Mannine,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ Alex J. Mannine Alex J. Mannine	Chief Executive Officer, director, principal executive officer, principal financial and accounting officer	November 27, 2018

/s/ Stanislav Bezusov Stanislav Bezusov	Executive Vice President, Chief Operating Officer and Chief Technology Officer, director	November 27, 2018

/s/ Sergei Stetsenko Sergei Stetsenko	Director	November 27, 2018

Index to Exhibits

		Incorporated by Reference			Filed or Furnished
No.	Exhibit Description	Form	Date Filed	Number	Herewith
3.1	Amended and Restated Certificate of Incorporation	S-1	9/24/18	3.1
3.2	Bylaws	S-1	9/24/18	3.2
3.3	Certificate of Validation	S-1	9/24/18	3.3
4.1	Specimen common stock certificate	S-1	9/24/18	4.1
4.2	Form of common stock purchase warrant issued to Dr. Erica Song	S-1	9/24/18	4.2
4.3	Form of common stock purchase warrant issued to CRG Finance AG	S-1	9/24/18	4.3
5.1	Opinion of Pearlman Law Group LLP	S-1/A	10/25/18	5.1
10.1	2017 Equity Incentive Plan++	S-1	9/24/18	10.1
10.2	Employment Agreement dated June 14, 2018 by and between Vynleads, Inc. and Alex J. Mannine++	S-1	9/24/18	10.2
10.3	Amended and Restated Strategic Financing & Corporate Development Services Agreement dated May 31, 2018 by and between Vynleads, Inc. and CRG Finance AG	S-1	9/24/18	10.3
10.4	Secured promissory note dated July 15, 2015 in the principal amount of $200,000 due to CRG Finance AG	S-1	9/24/18	10.4
10.5	Security Agreement dated July 15, 2015 by and between Vynleads, Inc. and CRG Finance AG as lender and collateral agent	S-1	9/24/18	10.5
10.6	Convertible Note dated July 31, 2017 in the principal amount of $125,000 due to Alex J. Mannine	S-1	9/24/18	10.6
10.7	Convertible Note dated July 31, 2017 in the principal amount of $125,000 due to Stanislav Bezusov	S-1	9/24/18	10.7
10.8	Advisory Agreement dated March 8, 2018 by and between Vynleads, Inc. and Dr. Erica Song	S-1	9/24/18	10.8
10.9	Promotion & Royalty Agreement dated April 11, 2016 by and between Vynleads, Inc. and Gene Koprowski, as President of Genome Communications	S-1	9/24/18	10.9
10.10	[INTENTIONALLY OMITTED]
10.11	Trademark License Agreement dated April 13, 2017 from Naturex Inc. to Constitutional Health	S-1	9/24/18	10.11
10.12	Stock Repurchase Agreement by and between Vynleads, Inc. and Christos Livadas	S-1	9/24/18	10.12
10.13	Telemarketing Services Agreement dated November 10, 2015 by and between Vynleads, Inc. and Argo Marketing Group, Inc.	S-1	9/24/18	10.13
10.14	Agreement dated February 20, 2017 by and between Constitutional Health and FoodScience® Corporation	S-1	9/24/18	10.14
10.15	Sales Agreement dated January 11, 2016 by and between Wellboro Enterprise Limited and Vynleads, Inc.	S-1	9/24/18	10.15
14.1	Code Business Conduct and Ethics	S-1	9/24/18	14.1
23.1	Consent of Liggett & Webb, P.A.				Filed
23.2	Consent of Pearlman Law Group LLP (included in Exhibit 5.1 hereto)	S-1/A	10/25/18	5.1

———————

++	Indicated management contract or compensatory plan.